                               ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of this 19th day of September, 1996, by and among SCOTT ENTERTAINMENT, INC., an Illinois corporation ("Seller"), and the shareholders of Seller listed on the signature page hereto (collectively, the "Shareholders") and PLATINUM ENTERTAINMENT, INC., a Delaware corporation ("Buyer").

      WHEREAS, Seller is engaged in the music publishing business and has its principal offices located at 119 Seventeenth Avenue South, Nashville, Tennessee 37203 ("Seller's Business"); and

      WHEREAS, Seller desires to sell and Buyer desires to purchase substantially all of Seller's assets; and

      NOW, THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                      ARTICLE I

                             PURCHASE AND SALE OF ASSETS

      1.1 ASSETS. On the terms and subject to the conditions hereinafter set forth, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer, free and clear of all liens, claims, mortgages, security interests, charges, pledges or other encumbrances or adverse claims or interest of any nature ("Liens"), and Buyer shall purchase from Seller, all of Seller's right, title and interests in and to all of the property and assets of every kind and nature which are used in or arise out of the conduct of the Business or are considered to be assets of Seller in connection with the Business as of the Closing Date (defined below), wherever located (collectively, the "Assets"), including but not limited to, the following:

             (a)    all of Seller's musical compositions and master recordings;

             (b) all contracts, agreements, relationships or commitments, oral or written, to which any of the Assets are bound or relates, directly or indirectly, to Seller's Business, including but not limited to, all publishing agreements, artist contracts and license agreements (collectively the "Contracts");

             (c) all of Seller's inventory, including raw materials, components, work-in-process, finished products, and supplies (collectively, the "Inventory");


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             (d)    all of Seller's tangible personal property, including
      fixtures, machinery, office furniture and equipment, computer equipment and software and any licenses therefor (collectively, the "Personal Property");

             (e) all accounts receivable and notes, bonds or other evidences of indebtedness of any Person held by or for the benefit of Seller (collectively, "Accounts Receivable");

             (f) all cash, cash equivalents, money on deposit with banks and others and certificates of deposit (collectively the "Cash Amount"); provided, however, in no event shall the Cash Amount exceed $10,000;

             (g) all of Seller's trademarks, trademark registrations and trademark applications, trade-names, including d/b/a's, logos, copyrights, patents and patent applications, patent and other licenses thereof, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), know-how, trade secrets, lists of past and present customers, potential customers, recorded knowledge, business plans, performance standards, catalogues, research data, analyses and computer software and programs, sales data, sales and advertising materials, scheduling and service methods, sales and service manuals and all other proprietary, confidential and other similar information (in whatever form or medium) relating to the manufacture, merchandising, publication, sale or distribution of products and the conduct of the Business (collectively, "INTELLECTUAL PROPERTY"), and rights to sue for past infringements thereof;

             (h) all of Seller's supplier lists, customer lists, sales and marketing records and materials, general business records, and accounting records;

             (i) all deferred charges, advances, payments, prepaid items, credits for refunds, rights of offset, and credits;

             (j) all licenses, permits, franchises, and approvals and authorizations by or of any Governmental Body or other persons required for the conduct of the Business or in connection with ownership of the Assets (the "Licenses"); and

             (k) all causes of action, judgments, claims and demands of whatever nature of Seller against any Person relating to the Assets or arising out of or in connection with Seller's Business heretofore existing or hereinafter accruing to Seller.

      1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained herein, the Assets do not include the following (collectively, the "Excluded Assets"):

             (a) Seller's corporate records, such as its Articles of Incorporation, corporate seal, minute books, stock books, and other records dealing exclusively with the corporate organization of Seller;


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

             (b) Seller's rights under this Agreement, including the consideration paid to Seller pursuant to this Agreement;

             (c)    Seller's tax records;

             (d) Seller's Employee Benefit Plans (as defined below) and any and all rights therein or in the assets thereof;

             (e) all cash, cash equivalents, money on deposit with banks and others and certificates of deposit in excess of $10,000;

             (f) The Seller's counterclaims and/or motions for sanctions which have been, or may be filed in connection with the litigation involving Danny Wells and Belinda Prather.

                                      ARTICLE II
                         CONSIDERATION AND MANNER OF PAYMENT

      2.1 PURCHASE PRICE. The purchase price for the Assets (the "Purchase Price") to be paid by Buyer to Seller at Closing for the Business and the Assets shall be (i) $1,050,000 payable in Purchase Shares, as set forth below, which is the equivalent of the fair market value of $1,500,000 in Purchase Shares reduced by a 30% discount to reflect the lack of marketability of such Purchase Shares, plus (ii) an amount equal to the value of the Assumed Liabilities (as defined in SECTION 2.2). The "Purchase Shares" are that number of Buyer's common stock, par value $0.001 per share determined as follows: (i) if the average closing price of Buyer's common stock as quoted on the Nasdaq National Market for the five consecutive trading days ending on the last trading day prior to the Closing Date (the "Average Price") is less than $17.00 per share, the number of Purchase Shares shall be the result of $1,500,000 divided by $17.00; (ii) if the Average Price is greater than or equal to $17.00 per share but less than or equal to $20.00 per share, the number of Purchase Shares shall be $1,500,000 divided by the Average Price, and; (iii) if the Average Price is greater than $20.00 per share, the number of Purchase Shares shall be the result of $1,500,000 divided by $20.00.

      2.2 ASSUMPTION OF LIABILITIES. Notwithstanding anything to the contrary contained in this Agreement or any of the Seller's or Buyer's Agreements (as defined below), and regardless of whether such liability is disclosed in this Agreement or any of the Seller's or Buyer's Agreements, or in the Disclosure Letter (as defined below) or Exhibit hereto or thereto, Buyer will not assume, agree to pay, perform or discharge or in any way be responsible for any debts, liabilities, or obligations Seller or any Affiliate (as defined below) of Seller of any kind or nature whatsoever (whether due or to become due, absolute or contingent, direct or indirect, asserted or unasserted, known or unknown, and regardless of whether such debts, liabilities, or obligations relate to Seller's Business) (the "Excluded Liabilities"), except for those liabilities stated on PART 2.2 OF THE DISCLOSURE LETTER (the "Assumed Liabilities"); provided, however, in no event shall the Assumed Liabilities exceed $100,000, in the aggregate.

             2.2.1 ASSUMPTION OF LIABILITIES. Buyer will execute and deliver to Seller a counterpart of an Assignment and Assumption Agreement, in substantially the form of EXHIBIT 2.2.1 ("Bill of Sale and Assignment and Assumption Agreement"), whereby Buyer agrees to assume the Assumed Liabilities.

             2.2.2 PRORATION. The parties acknowledge that after the Closing, Buyer shall continue to utilize the office space currently leased by Seller. Therefore, the parties agree to pro rate, as of the Closing Date, all prepaid rent.

      2.3 INDEMNITY ESCROW. The parties hereto agree that at Closing, Seller and the Shareholders shall deliver a number of shares equal to 15% of the Purchase Shares into an escrow account pursuant to the terms of an Escrow Agreement in the form of EXHIBIT 2.3, attached hereto (the "Escrow Agreement").

      2.4 CLOSING EXPENSES AND RELATED TAXES. Seller shall pay at the Closing any stamp or other sales, transfer, or transaction tax imposed on the transfer of the Assets by Seller to Buyer.

      2.5 ALLOCATION OF PURCHASE PRICE. The purchase price shall be allocated among the Assets as set forth on EXHIBIT 2.5, with said allocation to be mutually agreed upon by the Buyer and Seller. Buyer and Seller agree to report on its respective tax returns the transactions which are the subject of this Agreement in a manner consistent with the allocation agreed-upon by the respective parties.

      2.6 NONCOMPETITION CONSIDERATION. In consideration of Mr. James H. Scott entering into the Noncompetition Agreement in the form attached hereto as
EXHIBIT 2.6 (the "Non-Competition Agreement") and abiding by the restrictive covenants contained therein, Buyer shall pay $45,000 in cash to Mr. Scott payable by check or wire transfer at the Closing.

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

      3.1 REPRESENTATIONS AND WARRANTIES OF SELLER AND THE ACTIVE SHAREHOLDERS. Seller and the Active Shareholders (and the Passive Shareholders, solely with respect to SECTION 3.1.33), jointly and severally, hereby represent and warrant to Buyer as of the Closing Date as follows:

             3.1.1 ORGANIZATION. Seller is a corporation duly organized, existing, and in good standing under the laws of the State of Illinois and has all requisite power and authority to conduct Seller's Business and to own or hold under lease the Assets. Seller has been a valid S-corporation under the Code since its inception.

             3.1.2    AUTHORITY.


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

                    (a) Seller has full right, power, and authority to execute and deliver this Agreement, and all other agreements, documents, certificates and instruments delivered in connection with the transactions contemplated hereby, to which it is a party and any other document to be delivered by it at Closing (collectively, the "Seller's Agreements"). The execution and performance of this Agreement and the Seller's Agreements have been duly authorized by all necessary corporate action, including the unanimous approval by the Board of Directors of Seller and each of the Shareholders. This Agreement and the Seller's Agreements have been duly and validly executed and delivered by Seller and constitute the valid and binding obligations of Seller, enforceable against it in accordance with their respective terms;

                    (b) Each of the Shareholders has full right, power and
             authority to enter into and perform his obligations under this Agreement and all other documents entered into in connection with the transactions contemplated hereby. This Agreement and each of the other documents entered into by the Shareholders in connection herewith have been duly and validly executed and delivered by each of the Shareholders and constitutes the valid and binding obligation of each Shareholder executing such agreement or document, enforceable against each of them in accordance with their respective terms.

             3.1.3 QUALIFICATION OF SELLER. There are no other jurisdictions (other than Illinois and Tennessee) in which the conduct of Seller's Business or its ownership of the Assets requires any qualification under the law of such jurisdiction.

             3.1.4 NO SUBSIDIARIES. Seller does not have, directly or indirectly, any equity or ownership interest in any Person.

             3.1.5 ARTICLES OF INCORPORATION, BYLAWS, OFFICERS, AND DIRECTORS. Seller has previously delivered to Buyer true and complete copies of Seller's Articles of Incorporation and all amendments thereof to date, certified by the Secretary of State of Illinois, and Seller's Bylaws as amended to date, certified by an officer of Seller. PART 3.1.5 OF THE DISCLOSURE LETTER is a true and complete list of all of Seller's officers and directors.

             3.1.6 CAPITALIZATION. The authorized capital of Seller consists of 20,000 shares of common stock, no par value, of which 18,000 are issued and outstanding. The foregoing shares of common stock constitute the "Shares." The shareholders listed on PART 3.1.6 OF THE DISCLOSURE LETTER are and on the Closing Date will be the sole record and beneficial owners and holders of the Shares.

             3.1.7 ASSETS USED IN SELLER'S BUSINESS. Except for the Excluded Assets, the Assets constitute all of the rights, properties, and other assets of every type and description (whether tangible or intangible, real or personal) used in the conduct of Seller's Business.

             3.1.8 TITLE TO ASSETS. Subject only to SECTION 8.1(A) and only to the extent of the limitations set forth in SECTION 8.1(A), Seller holds good and marketable title to all of the Assets, free and clear of all Liens.

             3.1.9 NO RESTRICTIONS AGAINST SALE OF ASSETS. Seller has full right, power, and authority to sell the Assets to Buyer as provided in this Agreement without obtaining the consent or approval of any Governmental Body or other Person. The execution and delivery by Seller of, and the performance by Seller of its respective obligations under, the Seller's Agreements do not require Seller to obtain any consent, approval, or waiver of any acceleration, termination, or other right or remedy by, or to make any filing with or give any notice to, any other person, except as set forth in PART 3.1.9 OF THE DISCLOSURE LETTER.

             3.1.10 BUYER'S TITLE ON CONSUMMATION. Upon consummation of the transactions which are subject of this Agreement, Buyer will be vested with good and marketable title to all of the Assets, free and clear of all Liens.

             3.1.11 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in PART 3.1.11 OF THE DISCLOSURE LETTER, the Seller has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) other than (i) liabilities or obligations reflected or reserved against in the Financial Statements (as defined below), (ii) current liabilities incurred in the Seller's ordinary course of business since June 30, 1996, (iii) obligations under the Contracts that are set forth in PART 3.1.14 OF THE DISCLOSURE LETTER or that are required to be so set forth and which obligations are to be performed in the ordinary course of business, which obligations are apparent from the plain reading of such Contracts; (none of which liabilities, obligations or matters would result from a breach of contract, breach of warranty, tort, infringement or lawsuit) and (iv) those liabilities which relate to the Claims specifically disclosed in PART 3.1.17 OF THE DISCLOSURE LETTER.

             3.1.12 FINANCIAL STATEMENTS. Seller has furnished Buyer with Seller's balance sheets and income statements as of and for the fiscal year ended December 31, 1995, and as of the end of the three months ended March 31, 1996 and June 30, 1996 (collectively, the "Financial Statements"). Except as set forth in PART 3.1.12 OF THE DISCLOSURE LETTER, such Financial Statements are complete and correct in all material respects in accordance with GAAP, are consistent with Seller's books and records, and fairly present the financial condition, assets and liabilities as of their respective dates and results of operations and cashflows for the periods related thereto, in accordance with GAAP. No financial statements of any Person or Affiliate of Seller are required by GAAP to be consolidated with the Financial Statements of Seller.

             3.1.13 TAX RETURNS. Seller has filed all Tax Returns (as defined below) that it is required to have filed, and such Tax Returns are true and correct. Seller has paid all Taxes (as defined below) reflected on such Tax Returns or otherwise due and payable by it in connection with the Assets or the operation of the Business as of the Closing. Seller has paid or made adequate provision for the payment of all Taxes that have or may become due pursuant to such Tax Returns or pursuant to any notice of deficiency or assessment received with respect to such Tax Returns. There are no unexpired waivers by Seller of any statute of limitations with respect to any Taxes, and neither Seller nor the Shareholders is a party to any action or proceedings by any Governmental Body for the collection or assessment of Taxes.

             3.1.14 CONTRACTS. Attached hereto as PART 3.1.14 OF THE DISCLOSURE LETTER is a list of all Contracts, correct and complete copies of which have been previously furnished to the Buyer. To the Actual Knowledge of Seller, except as set forth in PART 3.1.14 OF THE DISCLOSURE LETTER, all of the Contracts may be assigned to Buyer without the consent, approval, novation or waiver of any Person. To the Actual Knowledge of the Seller, Seller is not in default, and no event has occurred which the giving of notice or the passage of time or both would constitute a default, under any Contract or any other obligation owed by Seller, an no event has occurred which with the giving of notice or the passage of time or both would constitute a default by any other party to any such Contract or obligation.

             3.1.15 LEASED PROPERTIES. The only real estate used in the operation of Seller's Business are the real properties listed in PART
      3.1.15 OF THE DISCLOSURE LETTER, which are collectively referred to herein as the "Leased Properties." All of such Leased Properties are leased pursuant to leases described in said Disclosure Letter, a true and correct copy of each having been previously delivered to Buyer (the parties from whom the Leased Properties are leased are referred to herein as the "Landlords"), and which have not been amended, modified or assigned. With respect to each of the Leased Properties:

                    (a) Seller is not aware of any material problems with, the buildings, plants, improvements, structures and fixtures on the Leased Property, including, without limitation, heating, ventilation and air conditioning systems, roof, foundation and floors and believe that the Leased Property is in good operating condition and repair and the Seller has received a Certificate of Occupancy regarding such Leased Property;

                    (b) to the Actual Knowledge of the Seller, since Seller has not received any notice of any special assessment, or any notice alleging violation of any applicable building, zoning, fire or health codes, or any notice requiring or calling attention to the need for any work, repairs, construction, alteration or installation on or in connection with the Leased Property which has not been heretofore complied with by Seller at its sole cost and expense or the Landlord, and is not aware of any such notices which may have been issued but not yet received by Seller;

                    (c) to the Actual Knowledge of the Seller, there are no leases, subleases, licenses, concessions, or other agreements (whether written or oral) to which Seller is a party, that grant to any Person the right to use or occupy any portion of the Leased Property;

                    (d) to the Actual Knowledge of the Seller, there are no Persons (other than Seller) in possession of the Leased Property;

                    (e) to the Actual Knowledge of Seller, the Leased Property is supplied with utilities and other services necessary for the operation of Seller's Business; and

                    (f) to the Actual Knowledge of Seller, the lease for the Leased Property is being fully performed and is in full force and effect, is enforceable in accordance with its terms and neither Seller nor to the knowledge of Seller, the Landlord is in breach or default, or alleged to be in breach or default with respect thereto, and no conditions exist or events have occurred which with the giving of notice or the passage of time on both could give rise to a breach or default thereunder.

             3.1.16 PERSONAL PROPERTY. PART 3.1.16 OF THE DISCLOSURE LETTER is a true and complete list of the Personal Property owned by Seller or used in the Business. Except as set forth in PART 3.1.16 OF THE DISCLOSURE LETTER, to Seller's Actual Knowledge, no Personal Property is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement. To the Actual Knowledge of the Seller, all such Personal Property is in good operating condition repair.

             3.1.17 LITIGATION. Except as set forth in PART 3.1.17 OF THE DISCLOSURE LETTER (which discloses the parties to, nature of, and relief sought for each matter to be disclosed in PART 3.1.17 OF THE DISCLOSURE LETTER):

                      3.1.17.1 CLAIMS. There is no suit, action, proceeding, investigation, arbitration, claim, or order (a) that is, pending or to Seller's knowledge, threatened against Seller (or, pending or to Seller's knowledge, threatened against any of the officers, directors, or employees of Seller with respect to Seller's Business), (b) to which, Seller is otherwise a party, or
             (c) that may, affect Seller, the Assets, or Seller's Business, before any court or any other Governmental Body (collectively, "Claims"); and to Seller's knowledge, there is no basis for any such Claim.


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

                      3.1.17.2 ORDERS. Seller is not subject to or bound by any judgment, order, or decree of any court or any other Governmental Body. Seller has not received any opinion or memorandum from legal counsel to the effect that it is exposed to any liability or disadvantage that may be material to Seller's Business, and Seller is not engaged in any legal action to recover monies due it or for damages sustained by it.

             3.1.18 COMPLIANCE WITH APPLICABLE LAWS. Seller has complied and is currently in compliance with all laws, regulations, writs, injunctions, decrees, orders, and other decisions applicable to it or to the operation of Seller's Business (collectively, "Laws") and has not received any notice of any alleged violation of or liability under any such Law. Without limiting the generality of the foregoing, Seller has complied in all respects with all applicable federal, state, and local Laws related to antitrust and trade regulations, the protection of the environment, and the employment of labor and collective bargaining.

             3.1.19 INTELLECTUAL PROPERTY. PART 3.1.19 OF THE DISCLOSURE LETTER contains a complete and accurate description of all Intellectual Property of Seller, including information regarding Seller's ownership of such Intellectual Property and licenses, rights, or immunities in such Intellectual Property and the registration of such Intellectual Property. To the Actual Knowledge of Seller, Seller owns all of the Intellectual Property, and all of the Intellectual Property is valid and in good standing, free and clear of any Liens, and are not being challenged in any way. To the Actual Knowledge of Seller, Seller has not infringed and is not now infringing on any copyright, trademark, service mark or trade name of, or belonging to, any person. To the Actual Knowledge of Seller, there is no claim pending or, threatened against Seller related to alleged infringement of any Intellectual Property owned by any Person.
      To the Actual Knowledge of Seller, the operation of Seller's Business in the manner in which it has been operated prior to the date of this Agreement or is presently operated does not give rise to any such claim.

             3.1.20 TRANSACTIONS NOT A BREACH. The execution, delivery, or performance by Seller and the Shareholders of this Agreement and the Seller's Agreements will not:

                    (a) violate, conflict with, or result in a breach of any provision of any Law binding on Sellers and/or the Shareholder;

                    (b) violate or conflict with Seller's Articles of Incorporation or Bylaws or with any provision of any contract, agreement, mortgage, note, bond, license, or other instrument or obligation to which Seller and/or the Shareholders is a party or by which Seller, the Shareholders or any of the Assets may be bound or affected;

                    (c) constitute an event that would permit any party to terminate any agreement, or accelerate the maturity of any indebtedness or other obligation, to which Seller and/or the Shareholders is a party or by which Seller and/or the Shareholders is bound;

                    (d) result in the creation or imposition of any lien, security interest, charge, or encumbrance upon the Assets; or

                    (e) have a material adverse effect on Seller or the Assets.

             3.1.21   CONDUCT OF SELLER'S BUSINESS.  Except as set forth in
      PART 3.1.21 OF THE DISCLOSURE LETTER, since December 31, 1995, Seller has conducted its business with respect to the Assets only in the ordinary course of business, and has incurred no liabilities in connection with the Assets other than in the ordinary course of business, and there has been no material adverse change in the assets, condition (financial or otherwise), operating results, employee or customer relations, business activities or business prospects involving the Assets as of such date. Set forth in PART 3.1.21 OF THE DISCLOSURE LETTER is a description of all bonuses, dividends or other distributions declared or paid in 1995 to any shareholder, director or employee of Seller for who aggregate bonuses, dividends and other distributions declared or paid in 1995 exceed $10,000.

             3.1.22 INSURANCE POLICIES. PART 3.1.22 OF THE DISCLOSURE LETTER contains a complete and accurate list and description of all insurance policies (including "self-insurance" programs) now maintained by Seller (the "Insurance Policies") and all general liability policies maintained by Seller during the past two years with respect to Seller's Business or the Assets. To the Actual Knowledge of the Seller, the Insurance Policies are in full force and effect, Seller is not in default under any Insurance Policy, and no claim for coverage under any Insurance Policy has been denied. Seller covenants and agrees that all of the Insurance Policies will be maintained in full force and effect until the Closing Date.

             3.1.23 ACCOUNTS RECEIVABLE. Attached hereto as PART 3.1.23 OF THE DISCLOSURE LETTER is a true and complete list of Seller's accounts receivable as of August 31, 1996. To the Actual Knowledge of the Seller, all such accounts receivable are valid, collectible (subject to any reserves set forth on the Financial Statements) and have arisen in the ordinary course of business and, to Seller's knowledge, not subject to any counterclaim or setoff.

             3.1.24 INVENTORY. To the Actual Knowledge of the Seller, all Inventory owned by Seller is and will be fit for the purpose for which it was produced and is in good and marketable condition. All Inventory consists of quality and quantity historically usable in Seller's ordinary course of business except for items which are obsolete, damaged or unsalable all of which have been determined and written down to net realizable value in accordance with GAAP.

             3.1.25 LICENSES. PART 3.1.25 OF THE DISCLOSURE LETTER is a complete and accurate list of all of the Licenses. To the Actual Knowledge of the Seller, Seller owns or possesses all right, title, and interest in and to all such Licenses, and to Seller's Actual Knowledge, all such Licenses are valid, binding, and in full force and effect.

             3.1.26 EMPLOYEES. Seller previously has delivered to Buyer a correct and complete list setting forth (a) the name, job title, current salary, accrued vacation and years of employment for each employee of Seller, and (b) the names and total annual compensation for all independent contractors who render services on a regular basis to Seller. Except as disclosed in PART 3.1.26 OF THE DISCLOSURE LETTER, to the knowledge of the Seller, no employee or independent contractor of Seller has received any bonus or increase in compensation and there has been no general increase in the compensation or rate of compensation payable to any employees or independent contractors of Seller, since December 31, 1995 nor has there been any change in any Employee Benefit Plan or any promise by Seller to employees or independent contractors orally or in writing of any bonus or increase in compensation or a general increase or change in any Employee Benefit Plan, whether or not legally binding. Except as disclosed on PART 3.1.26 OF THE DISCLOSURE LETTER, and to the knowledge of Seller, no former or current employee or current or former officer or director of Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee, officer or director and any other Person that in any way adversely affected, affects, or will affect (x) the performance of this or her duties as an employee, officer or director of Buyer, or (y) the ability of Buyer to conduct its business. To the knowledge of Seller, except for Mr. James Scott, each officer or other employee of Seller intends to become an employee of Buyer.

             3.1.27   ENVIRONMENTAL MATTERS.

                      3.1.27.1 COMPLIANCE WITH ENVIRONMENTAL LAWS. Seller is in compliance with all Environmental and Safety Requirements (as defined below), Seller has not received notice of any violation or alleged violation of any such Environmental and Safety Requirements. Seller possesses all required Licenses relating to health, safety or protection of the environment which, if not possessed, could result or has resulted in adverse consequences for the Business, the Assets, or a violation of any applicable Environmental and Safety Requirements.

                      3.1.27.2 NO HAZARDOUS SUBSTANCES. Seller has not generated, transported, treated, stored, or disposed of, nor has there been a release or threatened release of, any Hazardous Substances (as defined below) in, under, upon or from any real property, equipment or other personal property now or heretofore owned, leased, used or operated by Seller, except in compliance with all applicable Environmental and Safety Requirements. There are no underground storage tanks under or upon any real property now or heretofore owned, leased, used or operated by Seller.

                      3.1.27.3 NO ACTIONS OR PROCEEDINGS. Seller is not, nor has been subject to, nor has received any notice of, any private, administrative or judicial action, or notice of any intended private, administrative, or judicial action, relating to the presence or alleged presence of Hazardous Substances in, under or upon any real property, equipment or other personal property now or heretofore owned, leased, used or operated by Seller or any property, whether or not it was owned, leased, used or operated by Seller, which was used by Seller for the storage of inventory or production of finished goods or for the storage, treatment or disposal of any waste, product or by-product and there is no basis for any such notice or action. There are no pending or, to Seller's knowledge, threatened actions or proceedings or notices of potential actions or proceedings from any government body or any other Person against Seller regarding any matter relating to health, safety or protection of the environment.

                      3.1.27.4 CONTINUED COMPLIANCE. Without limiting any of the other representations or warranties of Seller herein, there are and have been no past or present events, conditions, circumstances, activities, practices, incidents or actions which could be expected to interfere with or prevent continued compliance with any Environmental Law or License relating to the health, safety or protection of the environment or which may give rise to any legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against Seller or involving any real property now or heretofore owned, leased, used or operated by Seller, or the Assets, based on any condition, release, violation or alleged violation of any Environmental and Safety Requirements relating to health, safety or protection of the environment.

             3.1.28 EMPLOYEE BENEFIT PLANS. Except for those plans, policies and agreements described in PART 3.1.28 OF THE DISCLOSURE LETTER, neither Seller nor any Plan Affiliate of Seller has at any time, with respect to any employees of Seller, maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any Employee Benefit Plans, whether or not written or pursuant to a collective bargaining agreement, which could give rise to or result in Seller or such Plan Affiliate having any debt, liability, claim or obligation of any kind of nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies of all Employee Benefit Plans previously have been furnished to Buyer. The Employee Benefit Plans are in substantial compliance with governing documents and agreements and with applicable Laws.

             3.1.29 AFFILIATE TRANSACTIONS. PART 3.1.29 OF THE DISCLOSURE LETTER contains a complete and accurate list of the parties to and the date, nature, and amount of each transaction involving the transfer of any cash, property, or rights to or from Seller from, to, or for the benefit of any Affiliate or former Affiliate of Seller ("Affiliate Transactions") within the two years preceding the date of this Agreement and any existing commitments of Seller to engage in the future in any Affiliate Transactions. Except as noted in said Disclosure Letter, each Affiliate Transaction was effected on terms equivalent to those that would have been established in an arms-length negotiation. As used in this Agreement, "Affiliate" has the meaning given to that term in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") and includes each past and present Affiliate of a person.

             3.1.30 BANK ACCOUNTS. Attached as PART 3.1.30 OF THE DISCLOSURE LETTER is a true and complete list of each bank in which Seller has an account or safe deposit box, the account number thereof, and the name of all persons authorized to draw thereon or to have access thereto.

             3.1.31 BROKERS. Seller has not incurred any liability to any broker, finder, or agent, and there are no claims for any brokerage fees, finder's fees, or commissions in connection with the transactions contemplated hereby.

             3.1.32 SECURITIES. The Seller represents that it has received the prospectus, dated March 12, 1996, filed in connection with the initial public offering of the Buyer's common stock (the "Prospectus"), all of Buyer's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC") since March 12, 1996 and Buyer's 10-K for fiscal year 1996.

             3.1.33 SECURITIES LAW REPRESENTATIONS. Upon consummation of the transactions contemplated hereby, the Seller shall distribute the Purchase Shares to the Shareholders in the form of S-Corporation distributions. In connection with such distribution, the Shareholders represent and warrant the following:

             (1) Each Shareholder represents that he and his Purchaser Representative (as defined below):

                    (a) has received and reviewed the Prospectus and all of Buyer's quarterly reports on Form 10-Q filed since March 12, 1996.

                    (b) (i) was provided the opportunity to ask questions of and receive answers from Buyer, or its representative, concerning the operations, business and financial condition of Buyer, and all such questions have been answered to his full satisfaction and any information necessary to verify such responses has been made available to him; (ii) has received such documents, materials and information as he deems necessary or appropriate for evaluation of the Purchase Shares, and further confirms that he has carefully read and understands these materials and has made such further investigation as was deemed appropriate to obtain additional information to verify the accuracy of such materials; (iii) confirms that the Purchase Shares were not offered to him by any means of general solicitation or general advertising; (iv) believes that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Purchase Shares; (v) is acquiring the Purchase Shares for his own account, for investment purposes only, and not with a view towards the sale or other distribution thereof, other than pursuant to an effective resale registration statement in whole or in part; (vi) understands that the Purchase Shares have not been registered under the securities laws of any state or under the Securities Act and are offered in reliance on exemptions therefrom, that the Purchase Shares have not been approved or disapproved by the SEC or by any other federal or state agency; and (vii) understands that: (A) there are restrictions on the transferability of the Purchase Shares; (B) owners of Purchase Shares have only such rights to require the Purchase Shares to be registered under the Securities Act as will be provided hereunder; and (C) it may not be possible for him to sell his Purchase Shares and accordingly, he may have to hold the Purchase Shares, and bear the economic risk of this investment for an extended period of time. The foregoing, however, does not limit or modify the representations and warranties of Buyer in SECTION 3.2 of this Agreement or the right of the Shareholders to rely thereon.

             (c) Except Mr. Juan M. Contreras, are "accredited investors" as such term is defined in the Securities Act.

             (2) Each Shareholder agrees with Buyer that the Purchase Shares will not be sold or otherwise disposed of except pursuant to (a) an exemption or exclusion from the registration requirements under the Securities Act which does not require the filing by Buyer with the SEC of any registration statement, offering circular or other document, in which case the Shareholder shall first supply to Buyer an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to Buyer) that such exemption or exclusion is available, or (b) a registration statement filed by Buyer with the SEC under the Securities Act (which the Shareholder acknowledges Buyer has no obligation to file, except as may otherwise be required hereunder).

             (3) Each Shareholder agrees that the certificates for the Purchase Shares received shall bear the following legend:

             The shares represented by this certificate have not been registered under the Securities Act of 1933 or with any state securities commission, and may not be transferred or disposed of by the holder in the absence of a registration statement which is effective under the Securities Act of 1933 and applicable state laws and rules, or unless, immediately prior to the time set for transfer, such transfer can be effected without violation of the Securities Act of 1933 and other applicable state laws and rules.

             The Purchase Shares are being sold to, and acquired by, the Investor in a transaction exempt under
             Section 517.061(11) of the Florida Securities Act.
             The Purchase Shares have not been registered under that act in the State of Florida. In addition, the Florida Securities Act provides that where sales are made to 5 or more Florida Investors, all Florida
             Investors shall have the privilege of
             voiding the purchase within 3 days after the first tender of consideration is made by such Purchaser to the Issuer, an Agent of the Issuer or an Escrow Agent, or within 3 days after the availability of that privilege is communicated to such Purchaser, whichever occurs later.

      In addition, each Shareholder agrees that Buyer may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portions of the legend will be removed from the certificate for the Purchase Shares of the Shareholder promptly upon delivery to Buyer of such satisfactory evidence as may be reasonably required by Buyer that such legend is not required to ensure compliance with the Securities Act.

             (4) The Shareholders have appointed James H. Scott as their purchaser representative (the "Purchaser Representative"). The Purchaser Representative shall have such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Purchase Shares.

             3.1.34 NO MISREPRESENTATION. None of the representations and warranties of Seller and the Shareholders in this Agreement (for the Passive Shareholders, only with respect to SECTION 3.1.33), or the Seller's Agreements contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the knowledge of Seller and the Active Shareholders, there is no material fact which has not been disclosed to the Buyer which materially affects or could reasonably be anticipated to materially adversely affect the Assets, Seller's Business or Seller's ability to consummate the transactions contemplated hereby.

      3.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller and the Active Shareholders as of the Closing Date as follows:

             3.2.1 ORGANIZATION. Buyer is a corporation duly organized, existing, and in good standing under the laws of the State of Delaware.

             3.2.2 AUTHORITY. Buyer has full corporate power and authority to execute and deliver this Agreement, and all other agreements, documents, certificates and instruments delivered in connection with the transactions contemplated hereby to which it is a party, and any other documents to be delivered by it at Closing (collectively, the "Buyer's Agreements") and to perform its obligations under this Agreement and the Buyer's Agreements. The execution and performance of this Agreement and the Buyer's Agreements by Buyer have been duly authorized by all necessary corporate action on the part of Buyer, in accordance with law and with Buyer's Articles of Incorporation and Bylaws. This Agreement and the Buyer's Agreements have been duly and validly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

             3.2.3 TRANSACTIONS NOT A BREACH. Buyer's execution and performance of this Agreement and the Buyer's Agreements will not violate, delivery, and conflict with, or result in a breach of any provision of any Law binding on Buyer or conflict with or result in the breach of any of the terms, conditions, or provisions of the Buyer's Articles of Incorporation or Bylaws or of any contract, agreement, mortgage, or other instrument or obligation of any nature to which Buyer is a party or by which Buyer is bound.

             3.2.4 BROKER. Buyer has not incurred any liability to any broker, finder, or agent, and there are no claims for any brokerage fees, finder's fees, or commissions in connection with the transactions contemplated hereby.

             3.2.5 NO MISREPRESENTATION. None of the representations and warranties of Buyer in this Agreement or the Buyer's Agreements contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading.

                                      ARTICLE IV

                                       CLOSING

      4.1 TIME AND PLACE. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Platinum Entertainment, Inc., 2001 Butterfield Rd., Downers Grove, Illinois, on a date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI or at such other time, date and location as the parties may agree (the "Closing Date"). Subject to the provisions of SECTION 5.1, failure to consummate the transactions contemplated hereby will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

      4.2    DELIVERIES.  At the Closing:

             4.2.1 SELLER DELIVERIES. Seller shall, at its sole cost and expense, execute and deliver or cause to be executed and delivered to
      Buyer:

                    (a) such bills of sale, assignments and other good and sufficient instruments of conveyance as shall be effective to vest Buyer with good and marketable title to the Assets, including, without limitation, trademark and copyright assignments suitable for filing with the U.S. Copyright Office;

                    (b) a counterpart of the Bill of Sale and Assignment and Assumption Agreement, pursuant to which Seller assigns the Contracts to Buyer;

                    (c) an employment agreement between Buyer and Mr. Juan Contreras;

                    (d) a counterpart of the Escrow Agreement, executed by Seller and each of the Active Shareholders;

                    (e) a counterpart of the Non-Competition Agreement, executed by James H. Scott;

                    (f) A Certificate of Good Standing, dated not more than fifteen (15) days prior to the Closing, with respect to Seller issued by the Secretary of State of Illinois;

                    (g) a Payoff Letter from Nations Bank, indicating the amount to be paid as of the Closing Date in order to fully pay all amounts outstanding under Seller's loan;

                    (h) any required consents and certificates of assignment required of Seller to transfer the Assets, Assumed Liabilities and the Contracts, and otherwise consummate the transactions contemplated hereby;

                    (i) Certificates of Estoppel executed by each of the songwriters in connection with those songwriter agreements listed in PART 3.1.14 OF THE DISCLOSURE LETTER;

                    (j) an opinion of Paul Stacey, counsel for Seller, dated as of the Closing Date, in form and substance satisfactory to Buyer;

                    (k) copies of unanimous resolutions of the Board of Directors of Seller and the Shareholders, certified by the secretary of Seller as having been duly and validly adopted and in full force and effect, authorizing the execution and delivery of this Agreement and the Seller's Agreements and the performance of Seller's obligations under this Agreement and the Seller's Agreements and approval of the consummation of the transactions contemplated hereby;

                    (l)    an written statement setting forth the
             qualifications of the Purchaser Representative to hold such position;

                    (m) Tax clearance certificates or similar documents required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the purchase price, if previously obtained;

                    (n) all of Seller's business papers and records that are part of the Assets, including, without limitation, originals of all Contracts, sales and advertising materials and customer and supplier lists, publishing agreements and customer accounts receivable files; provided, that all such business papers, records and materials shall be deemed delivered to the extent that they are located at any of the Leased Properties as of the Closing Date;

                    (o) checks or other instruments of transfer pursuant to which Buyer will obtain, or obtain control over, Seller's cash, cash equivalents, money on deposit with banks and certificates of deposits; and

                    (p) such other documents and instruments as Buyer or its counsel may reasonably request.

      All documents delivered to Buyer shall be in form and substance reasonably satisfactory to Katten Muchin & Zavis, counsel for Buyer.

             4.2.2 BUYER DELIVERIES. Buyer shall execute and deliver or cause to be executed and delivered to Seller simultaneously with delivery of the items referred to in subsection 4.2.1 above:

                    (a)    stock certificates representing the Purchase Shares;

                    (b) a counterpart of the Bill of Sale and Assignment and Assumption Agreement, whereby Buyer assumes Seller's obligations under the Contracts and the Assumed Liabilities;

                    (c) a counterpart of the Escrow Agreement, executed by Buyer;

                    (d) a counterpart of the employment agreement, executed by Buyer;

                    (e) a counterpart of the Non-Competition Agreement, executed by Buyer:

                    (f) a Certificate of Good Standing, dated not more than fifteen (15) days prior to the Closing, with respect to Buyer, issued by the Secretary of State of Delaware;

                    (g) copies of resolutions of the stockholders and Board of Directors of Buyer, certified by the secretary of Buyer as having been duly and validly adopted and in full force and effect, authorizing the execution and delivery of this Agreement and the Buyer's Agreements and the performance of Buyer's obligations under this Agreement and the Buyer's Agreements and approving the consummation of the transactions contemplated hereby;

                    (h) an opinion of Katten Muchin & Zavis, counsel for the Buyer, dated as of the Closing Date, in form and substance satisfactory to Seller; and

                    (i) such other documents and instruments as Seller or its counsel may reasonably request.

      All documents delivered to Seller shall be in form and substance reasonably satisfactory to counsel for Seller.

                                      ARTICLE V

                                     TERMINATION

      5.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to Closing under the following described circumstances:

                    (i)    upon the mutual written consent of Buyer and Seller;
             and

                    (ii) by Buyer if at any time Buyer determines in its sole discretion that it is not satisfied with its due diligence review of the Seller or the disclosures set forth in the Disclosure Letter.

                                      ARTICLE VI

                                  CLOSING CONDITIONS

      6.1    COVENANTS OF SELLER.

             6.1.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement to the Closing Date, the Seller will, (i) afford Buyer full and free access to the Seller's personnel, properties, contracts, books, and records, and other documents and data, (ii) furnish Buyer with access to or copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (iii) furnish Buyer with such additional financial, operating, and other data and information as Buyer may reasonably request. No information or knowledge obtained in any investigation pursuant to this SECTION 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

             6.1.2 OPERATION OF THE BUSINESSES OF THE SELLER. During the period from the date of this Agreement to the Closing Date, the Seller will:

             (a) conduct the business of the Seller only in the ordinary course of business, including maintaining the Seller's assets in good repair, order, and condition;

             (b) use its best efforts to preserve intact the current business organization of the Seller, keep available the services of the current officers, employees, and agents of such the Seller, and maintain the relations and goodwill with its suppliers, customers, artists, landlords, creditors, employees, agents, and others having business relationships with the Seller;

             (c) confer with Buyer concerning operational matters of a material nature; and

             (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of Seller.

             6.1.3 NON-NEGOTIATION. In consideration of the substantial expenditure of time, effort and expense undertaken by Buyer in connection with its due diligence review and the preparation and execution of this Agreement, Seller agrees that neither it nor its representatives, agents or employees will, after the execution of this Agreement until the earlier of (i) the termination of this Agreement, or (ii) the Closing, directly or indirectly, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing any information concerning Seller) any acquisition proposal relating to or affecting Seller or any part of it, or any direct or indirect interests in Seller, whether by purchase of assets or stock, purchase of interests, merger or other transaction substantially similar in effect, and that Seller will promptly advise Buyer orally and in writing of the terms of any communications Seller may receive or become aware of relating to any bid for all or any part of Seller.

             6.1.4 REQUIRED APPROVALS AND CONSENTS. As promptly as practicable after the date of this Agreement, Seller will (i) make all filings required to be made by it and (ii) obtain all necessary consents or approvals required under the Contracts, in order to consummate the transactions contemplated hereby.

             6.1.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or any Shareholder becomes aware of any occurrence or any fact or condition which will result in any of Seller's, or the Shareholders' representations and warranties hereunder (for the Passive Shareholders, only with respect to SECTION 3.1.33), not being true and correct if restated as of the Closing Date.

             6.1.6 DISCLOSURE LETTER. Seller and the Active Shareholders shall use their best efforts to deliver to Buyer a complete Disclosure Letter, setting forth the disclosure required pursuant to the terms hereof, but no later than three (3) days prior to Closing.

      6.2    COVENANTS OF BUYER.

             6.2.1 NOTIFICATION. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if Buyer becomes aware of any occurrence or any fact or condition which will result in any of Buyer's representations and warranties hereunder not being true and correct if restated as of the Closing Date.

      6.3    MUTUAL CONDITIONS PRECEDENT TO PARTIES' OBLIGATION TO CLOSE.

             6.3.1 MUTUAL CONDITIONS. Each of the parties' obligations to consummate the transactions contemplated hereby and to take other actions required to be taken by the parties at the Closing is subject to the satisfaction at or prior to the Closing, of the condition that no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

      6.4    CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS TO CLOSE.

      Buyer's obligations to consummate the transactions contemplated hereby and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

             6.4.1 ACCURACY OF REPRESENTATIONS. Each of Seller's and the Shareholders' representations and warranties in this Agreement (for the Passive Shareholders, only with respect to SECTION 3.1.33), must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

             6.4.2  SELLER'S AND THE ACTIVE SHAREHOLDERS' PERFORMANCE.

             (a) Each of the covenants and obligations that Seller and the Active Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all respects.

             (b) Seller and the Active Shareholders must have delivered or caused to be delivered, each of the documents required to be delivered or caused to be delivered, by it pursuant to SECTION 4.2.1.

             6.4.3 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the assets, liabilities of any kind, operations, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or prospects of Seller since December 31, 1995.

             6.4.4 DUE DILIGENCE AND DISCLOSURE LETTER. The Buyer shall be satisfied, in its sole discretion, with (i) its due diligence review (and the due diligence review completed by its representatives) of Seller and
      (ii) the disclosures made by Seller and the Active Shareholders in the Disclosure Letter.

      6.5 CONDITIONS PRECEDENT TO THE SELLER'S AND THE ACTIVE SHAREHOLDERS' OBLIGATION TO CLOSE.

      Seller's and the Active Shareholders' obligation to consummate the transactions contemplated hereby and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

             6.5.1 ACCURACY OF REPRESENTATIONS. Each of Buyer's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

             6.5.2  BUYER'S PERFORMANCE.

             (a) Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all respects; and

             (b) Buyer must have delivered each of the documents required to be delivered by them pursuant to SECTION 4.2.2.

                                     ARTICLE VII

                                   OTHER AGREEMENTS

      7.1 BOOKS AND RECORDS. After the Closing, neither party shall destroy (or permit the destruction of) any of the books and records pertaining to the Assets or the Seller's Business in such party's possession that may be required by the other party in connection with any tax audit, examination or other proceeding without first offering them to the other party in writing at least thirty (30) days prior to the date of their proposed destruction. After the Closing Date, either party may inspect and make copies from such books and records in the possession of the other party on reasonable notice and at reasonable times.

      7.2 COOPERATION AFTER CLOSING. From time to time after the Closing, at Buyer's request and without further consideration, Seller will execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such action as Buyer may reasonably deem necessary in order more effectively to transfer, convey and assign to Buyer, and to confirm Buyer's title to the Assets.

      7.3 PUBLIC DISCLOSURE. Buyer and the Seller shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq National Market.

      7.4 MAIL. All mail relating to the Assets that is delivered to Seller or any of the Shareholders after the Closing Date shall forthwith be delivered to Buyer.

      7.5 ASSUMED LIABILITIES. Buyer agrees to discharge, as and when due, the Assumed Liabilities.

      7.6 DANNY WELLS LITIGATION. Reference is made to that certain litigation matter known as Daniel M. Wells v. Scott Entertainment Inc., d/b/a Double J Music Group and John Juan Music, Case No. 96-1326-I (the "Wells Litigation"). The parties hereto acknowledge that Mr. Wells is alleging, among other things, that his songwriter's agreement dated April 11, 1995, by and between Mr. Wells and Seller (the "Wells Agreement"), is not enforceable. The parties hereto agree that although Seller is transferring all of its rights in and to the Wells Agreement hereunder, Buyer is specifically not assuming or agreeing to discharge in any manner any Losses (as defined below) of Seller or any other parties in connection with the Wells Litigation. Furthermore, Seller and/or James H. Scott, individually, agree to (i) pay for any and all and costs, expenses, fines, penalties, actual, consecutive, punitive or other damages or any other amounts (including attorneys' fees and expenses) directly or indirectly in connection with the Wells Litigation (the "Litigation Expenses"). In the event that (a) a court of competent jurisdiction issues a final and nonappealable order or judgment declaring the Wells Agreement enforceable or a settlement between the parties which requires musical compositions be delivered by Mr. Wells after the Closing Date and (b) Buyer realizes any future royalty income from the exploitation of musical compositions delivered by Mr. Wells to Buyer after Closing Date (the "Option Income"), as a direct result of such order or judgment or settlement Buyer agrees to reimburse Seller and/or Mr. Scott, as the case may be, on a priority basis, solely out of the money received from such Option Income, for the Litigation Expenses incurred by Mr. Scott less any monies collected by Seller (or Mr. Scott, as the case may be) in connection with the Wells Litigation, including, without limitation, an award of sanctions. Mr. Scott agrees to provide Buyer reasonable supporting documentation evidencing his payment of the Litigation Expenses for which he is seeking reimbursement and fully disclose to Buyer any monies collected as a result of counterclaim judgements in connection with the Wells Litigation. In the event that the Wells Litigation is resolved in a settlement, the parties hereto agree that Buyer shall not incur any obligations, liabilities or Losses as a direct or indirect result of such settlement.

      7.7 TAXES. Seller shall be liable for filing all Tax Returns and shall pay all Taxes (whether assessed or unassessed) applicable to the Assets and the Seller's Business, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date. Buyer shall be liable for filing all Tax Returns and shall pay all Taxes (whether assessed or unassessed) applicable to the Assets attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of this SECTION 7.7, any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date. Buyer and Seller agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) or make a report with respect to, such taxes, including filings required under Section 1060 of the Code (as defined below) or any successor statute thereof.

      7.8 NONASSIGNABLE CONTRACTS. To the extent that the assignment hereunder by Seller to Buyer of any Contract is not permitted or is not permitted without the consent of any other party to the Contract, this Agreement shall not be deemed to constitute an assignment of any such Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Contract, and Buyer shall not assume any obligations or liabilities thereunder. Without in any way limiting Seller's obligations to obtain all consents and waivers necessary for the sale, transfer, assignment and delivery of the Contracts and the Assets to Buyer hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, Seller shall continue to use its reasonable efforts to obtain such consents and shall cooperate with Buyer in any arrangement designed to provide Buyer with the rights and benefits (subject to the obligations) under any such Contracts.

      7.9 TRANSFEREE/SUCCESSOR LIABILITY. The parties agree that Buyer will not by virtue of the transactions contemplated hereby assume any liabilities or obligations of Seller other than the Assumed Liabilities and, accordingly, Seller agrees to take all necessary actions to fully protect Buyer from and against any and all transferee or successor liability (other than with respect to the Assumed Liabilities) arising out of the transactions contemplated hereby, including any and all liabilities relating to COBRA, Taxes, Environmental and Safety Requirements and Employee Benefit Plans.

      7.10   PIGGYBACK REGISTRATION RIGHTS.

             7.10.1 RIGHT TO INCLUDE THE REGISTRABLE SECURITIES. Subject to the limitations set forth herein, if Buyer, at any time before the Shareholders no longer hold any Registerable Securities (as defined below), proposes to register securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms S-4 or S-8 and any successor or similar forms) whether for sale for its own account or pursuant to another demand for registration granted any other party, it will give prompt written notice each such time to the Shareholders of its intention to do so and of such Shareholders' rights under this SECTION 7.10. Upon the written request of any Shareholder (specifying the Registrable Securities intended to be disposed of and the intended method of disposition thereof), made within 15 business days after the receipt of any such notice (10 business days if Buyer gives telephonic notice to the Shareholders with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) (which request shall specify the Registrable Securities to be disposed of by any Shareholder), Buyer will include in its proposed registration the Registrable Securities specified in any such request, subject to the priorities set forth in SECTION 7.10.2 below. If Buyer thereafter determines for any reason not to register or to delay registration of such securities, Buyer may, at its election, give written notice of such determination to each Shareholder participating in such registration and, thereupon, (i) in the case of a determination not to register, shall be relieved of the obligation to register such Registrable Securities in connection with such registration (but not from any obligation of Buyer to pay the Registration Expenses (as defined in SECTION 7.13) in connection therewith), and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registration of such other securities.

             7.10.2 PRIORITY OF PIGGYBACK REGISTRATION RIGHTS IN CONNECTION WITH REGISTRATIONS FOR BUYER'S ACCOUNT. If the registration referred to in this SECTION 7.10 is to be an underwritten registration and the managing underwriter(s) advise Buyer (or the other shareholders participating therein) in writing that in their good faith opinion such offering would be adversely affected by the inclusion therein of the total number of Registrable Securities requested to be included therein by a Shareholder participating in such registration under this Agreement, Buyer shall include in such registration: (1) first, all securities Buyer proposes to sell for its own account and (2) second, up to the full number of securities proposed to be registered for the account of (A) the shareholders (other than the Shareholders) on behalf of whom registration may have initially been requested and who are entitled to a priority in such case and (B) the Shareholders, on a pari passu basis with the shareholders contemplated by (A) above ((A) and (B) above shall be defined as the "Priority Shareholders") and (3) other shareholders (other than the Priority Shareholders) entitled to participate in the registration, drawn from them pro rata based on the number each has requested to be included in such registration.

             7.10.3 LIMITATIONS; EXCEPTIONS. Buyer shall not be required to effect any registration of Registrable Securities under this SECTION 7.10 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers or any Employee Benefit Plan.

             7.10.4 NUMBER OF PIGGYBACK REGISTRATIONS; EFFECTIVE REGISTRATION STATEMENT. Each Shareholder may exercise his right to piggyback registration under this SECTION 7.10 one (1) time after the Closing Date. A registration requested pursuant to this SECTION 7.10 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, or (ii) if, after it has become effective, it does not remain effective and available to a Shareholder for resale for a period of at least 45 days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 45-day period) or such registration is interfered with by any stop order, injunction or other order or requirement of the United States Securities and Exchange Commission (the "SEC") or other Governmental Body or court for any reason and has not thereafter become effective.

      7.11   DEMAND REGISTRATION.

             7.11.1 REQUEST. Subject to the terms of this Agreement, beginning on the one year anniversary of the Closing Date, the holders of Registrable Securities may request, in writing, registration of all or part of their Registrable Securities (the Shareholders making such a request being referred to as "Requesting Shareholders") by Buyer under the Securities Act, specifying the number of Registrable Securities to be registered and the intended method of disposition thereof. Buyer will deliver within two (2) business days of receipt of such written request a written notice of such request to the other Shareholders and thereupon Buyer will use its best efforts to effect the registration in the most expeditious manner possible under the Securities Act of the Registrable Securities which Buyer has been requested to register by the Requesting Shareholders, and all other Registrable Securities which Buyer has been requested to register by written request of the other Shareholders and given to Buyer within 21 business days after receipt of the written notice by the Shareholders, specifying the number and intended method of disposition of such Registrable Securities, all to the extent requisite to permit the intended disposition of the Registrable Securities to be so registered; provided, however, that a Shareholder shall not be entitled to have his Registrable Securities registered pursuant to this SECTION
      7.11 if such Shareholder has previously had the opportunity to exercise his right to piggyback registration under SECTION 7.10 or if his Registrable Securities are saleable under any securities law, including without limitation Rule 144 of the Securities Act ("Rule 144"), in which case all rights under this SECTION 7.11 shall be deemed terminated and of no further force and effect.

             7.11.2 REGISTRATION OF OTHER SECURITIES. Whenever Buyer shall effect a registration pursuant to this SECTION 7.11, securities other than Registrable Securities may be included among the securities covered by such registration without restriction.

             7.11.3   REGISTRATION STATEMENT FORM.  Registrations under this
      SECTION 7.11 shall be on such appropriate registration form of the SEC
      (i) as shall be selected by the Buyer and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for registration and consistent with Buyer's obligation to effect the registration in the most expeditious manner possible.

             7.11.4 EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this SECTION 7.11 shall not be deemed to have been effected and will not be considered a demand registration which may be requested by the Shareholders hereunder (i) unless a registration statement with respect thereto has become effective, or (ii) if, after it has become effective, it does not remain effective and available to a shareholder of the Seller for resale for a period of at least 30 days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 30 day period) or such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and has not thereafter become effective.

             7.11.5 NUMBER OF DEMAND REGISTRATIONS; LIMITATIONS. Notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to effect more than one (1) demand registration for the Shareholders, taken as a whole, pursuant to this SECTION 7.11, without regard to any subsequent transfer of any Registrable Securities by a shareholder of the Seller.

      7.12 SHAREHOLDER OBLIGATIONS. Each Shareholder shall furnish to Buyer in writing such information relating to such Person as Buyer may reasonably request in writing in connection with the preparation of such registration statement and each such Person agrees to notify Buyer as promptly as practicable of any inaccuracy or change in information it has previously furnished to Buyer or of the happening of any event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Person or the distribution of such Registrable Securities or omits to state any material fact regarding such Person or the distribution of such Registrable Securities required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and to promptly furnish to Buyer any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to such Person or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each such Shareholder agrees that, upon receipt of any notice from Buyer of an event which Buyer believes necessitates the Shareholder discontinue the disposition of such Registrable Securities, such holder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such holder's receipt of the copies a supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by Buyer that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by Buyer, such holder will deliver to Buyer (at Buyer's expense) all copies, other than permanent file copies then in such person's possession, of the prospectus covering the Registrable Securities current at the time of receipt of such notice. In addition, Buyer shall not be obligated to register such Registrable Securities in any underwritten registration unless, each Shareholder participating in the registration is party to and performs its obligations pursuant to the underwriting agreement entered into with respect to such underwritten registration.

      7.13 REGISTRATION EXPENSES. Buyer will pay all Registration Expenses (as defined below) in connection with the registration of Registrable Securities requested under SECTION 7.10 or SECTION 7.11. Buyer will pay all Registration Expenses other than (i) counsel's fees and expenses for the Shareholders participating in such registrations and (ii) the fees and expenses of any other Person retained by the Shareholders. "Registration Expenses" include all expenses incident to the Buyer's performance of or compliance with this Agreement, including without limitation all registration and filing fees, including fees with respect to filings required to be made with the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or blue sky laws, including, without limitation, reasonable fees and disbursements of counsel for the underwriters, all word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel of Buyer and of all independent certified public accountants of Buyer (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters fees and disbursements (excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), fees and expenses of other persons retained by Buyer (all such expenses being herein called "Registration Expenses"). Except as otherwise provided above, Buyer will also pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, rating agency fees and the fees and expenses of any person, including special experts, retained by Buyer.

                                     ARTICLE VIII

                                   INDEMNIFICATION

      8.1 INDEMNIFICATION BY SELLER. From and after the Closing, Seller and the Active Shareholders, on behalf of themselves and their respective heirs, successors and assigns, hereby agree jointly and severally to indemnify, defend, and save Buyer and its Affiliates, and each of their respective officers, directors, employees, and agents (each a "Buyer Indemnified Party"), forever harmless from and against, and to promptly pay to a Buyer Indemnified Party or reimburse a Buyer Indemnified Party for, any and all liabilities (whether contingent, fixed, or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages, or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements, and compromises (including reasonable fees and expenses of attorneys, accountants, and other experts) (collectively, the "Losses") sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of, or otherwise by virtue of any of the following:

             8.1.1 any breach of any covenant, agreement, representation or warranty of Seller or the Active Shareholders (or a breach of SECTION
      3.1.33 of any Shareholder) under this Agreement or any of the Seller's Agreements;

             8.1.2 the operation of Seller's Business prior to the Closing Date or any liabilities, actions or omissions of Seller or the Active Shareholders (except for the Assumed Liabilities), including, without limiting the generality of the foregoing, Losses relating, directly or indirectly, to (i) Taxes, (ii) wages and salaries, (iii) rents and any other operating or non-operating expenses or liabilities, (iv) violations or obligations under Environmental and Safety Requirements, (v) COBRA and (vi) Employee Benefit Plans, it being understood and agreed that Buyer is not to assume any liabilities of Seller of any kind or character, contingent or otherwise, except for the Assumed Liabilities;

             8.1.3 any assertion against Buyer or its Affiliates with respect to the Excluded Liabilities; and

             8.1.4 any of the Claims disclosed in PART 3.1.17 OF THE DISCLOSURE LETTER, including, but not limited to, any money damages incurred by a Buyer Indemnified Party in connection with such Claims.

      8.1(A) Notwithstanding anything to the contrary, neither Seller nor the Active Shareholders shall (i) make any representation or warranty or be construed to have made any representation and warranty with respect to the existence or nonexistence of any third party claim of infringement which arises after the Closing and involves any of the musical compositions constituting Intellectual Property or contract rights under that certain agreement between Victoria Kay Contreras and Juan M. Contreras, Partners, d/b/a Victoria Kay Music and American Society of Composers, Authors & Publishers, dated June 4, 1992 or that certain agreement between Juan M. Contreras, d/b/a John Juan Music and Broadcast Music, Inc., dated January 19, 1990 (the "ASCAP and BMI Agreements") purchased by Buyer hereunder. Further, neither Seller nor the Active Shareholders have any indemnification obligation relating to the existence or nonexistence of any third party claim of infringement which arises after the Closing and involves any of the musical compositions constituting Intellectual Property or the contract rights under the ASCAP and BMI Agreements purchased by Buyer hereunder. Nothing herein shall limit the indemnification obligations of Seller for acts or omissions of Seller or the Active Shareholders with respect to any third party claim of infringement which arises after the Closing and involves any of the musical compositions constituting the Intellectual Property or contract rights under the ASCAP and BMI Agreements purchased by Buyer hereunder. The parties agree that in the event this provision contradicts any other provision of this Agreement, this provision shall prevail.

      8.2 INDEMNIFICATION BY BUYER. From and after the Closing, Buyer agrees to indemnify, defend, and save Seller and its officers, directors, employees, and agents and the Active Shareholders, on behalf of themselves and their respective heirs, successors and assigns (each a "Seller Indemnified Party") forever harmless from and against, and to promptly pay to a Seller Indemnified Party or reimburse a Seller Indemnified Party for, any and all Losses sustained or incurred by any Seller Indemnified Party related to, resulting from, arising out of, or otherwise by virtue of any of the following:

             8.2.1 any breach of any covenant, agreement representation or warranty of Buyer under this Agreement and any of the Buyer's Agreements; or

             8.2.2 breach by Buyer of any of its obligations with respect to the Assumed Liabilities.

      8.3 INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS. In the event that subsequent to the Closing any Person or entity entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement or an Affiliate of a party to this Agreement (including, but not limited to any domestic or foreign court or Governmental Body) (a "Third Party Claim") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information (other than privileged information) regarding such claim to the Indemnifying Party within thirty (30) business days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within fifteen days (15) after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten (10) days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval which approval shall not be unreasonably withheld. If the parties still fail to agree on the Defense Counsel, then, at such time, they shall mutually agree in good faith on a procedure to determine the Defense Counsel.

             (a) In the event that the Indemnifying Party shall fail to give the Defense Notice within said 15 day period, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct the defense in good faith and to compromise and settle the claim in good faith without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all reasonable costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

             (b) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject claim, the Indemnifying Party shall be entitled to have the exclusive control over said defense settlement of the subject claim and the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. In such an event, the Indemnifying Party will not settle the subject claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld.

             (c) Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

             (d) Notwithstanding paragraph (b) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) to the extent such claim involves criminal allegations against the Indemnified Party, (iii) that if unsuccessful, would set a precedent that would materially interfere with, or have a material adverse effect on, the business or financial condition of the Indemnified Party, or (iv) to the extent such claim imposes liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. In such an event, the Indemnifying Party will still have all of its obligations hereunder provided that the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld.

             (e) Any final judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

             (f) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this SECTION 8.3 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

                                      ARTICLE IX

                                    MISCELLANEOUS

      9.1 NOTICE. Any notices, consents, or other communication required to be sent or given by any of the parties shall in every case be in writing and will be deemed properly served if (a) delivered personally, (b) sent by telecopier, provided that a copy is mailed by Certified U.S. mail, return receipt requested; (c) sent by Certified U.S. mail, return receipt requested, or
(d) sent by a recognized overnight courier service, in each case, to the parties at the addresses and telecopier numbers as set forth below or at such other addresses and telecopier numbers as may be furnished to the other parties in writing.

             9.1.1  If to Seller or the Shareholders:

                           Scott Entertainment, Inc.
                           119 Seventeenth Avenue South
                           Nashville, Tennessee 37203
                           Attention:  James H. Scott
                           Telecopy:  (312) 683-6412

                           with a copy to:

                           The Law Offices of Paul Stacey
                           202 West Willow Avenue
                           Wheaton, Illinois 60187
                           Attention:  Paul Stacey, Esq.
                           Telecopy:  (630) 462-9293

             9.1.2  If to Buyer:

                           Platinum Entertainment, Inc.
                           2001 Butterfield Road, Suite 1400
                           Downers Grove, IL  60515
                           Attention:  Steven Devick
                           Telecopy No.:  (630) 769-0049

                           with a copy to:

                           Katten Muchin & Zavis
                           525 West Monroe Street
                           Suite 1600
                           Chicago, Illinois  60661-3693
                           Attention:    Matthew S. Brown, Esq.
                           Telecopy No.:  (312) 902-1061

Date of service of such notice will be (i) the date such notice is personally delivered, (ii) three days after the date of mailing if sent by certified or registered mail, or (iii) one day after delivery to the overnight courier.

      9.2 SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement will not affect the enforceability or validity of any other provision.

      9.3 SUCCESSORS. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, and personal representatives.

      9.4 DOCUMENTS. At and after the Closing, each party will execute all documents and take such other actions as the other parties may reasonably request in order to consummate the Acquisition and to accomplish the purposes of this Agreement.

      9.5 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

      9.6 EXPENSES. Except as otherwise specifically provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in consummating the Acquisition.

      9.7 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to principles of conflicts of law.

      9.8 HEADINGS. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only an will not affect the construction or interpretation of any of its provisions.

      9.9 ASSIGNMENT. This Agreement will not be assignable or delegable by any party without the prior written consent of the other parties; provided, however, that nothing in this Agreement will limit Buyer's ability to assign its rights or delegate its responsibilities, liabilities, and obligations under this Agreement to any Person at any time without the consent of the other parties.

      9.10 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

      9.11 INVESTMENT DECISION. IN MAKING AN INVESTMENT DECISION, SELLER AND THE SHAREHOLDERS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES BEING SOLD HEREUNDER HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. NONE OF THE FOREGOING AUTHORITIES HAVE PASSED UPON, OR ENDORSED THE MERITS OF, THIS OFFERING OR THE ACCURACY OR ADEQUACY OF INFORMATION PROVIDED. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE PURCHASE SHARES BEING SOLD HEREUNDER HAVE NOT BEEN REGISTERED WITH
THE SEC UNDER THE SECURITIES ACT, OR UNDER THE SECURITIES LAWS OF ANY STATES, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE LAWS. THE PURCHASE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREUNDER.

      9.12 DEFINITIONS. As used in this Agreement, (a) the term "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity, or Government Body, (b) the term "Governmental Body" means any foreign, federal, state, or local governmental or regulatory body, including any instrumentality, division, agency, or department of such a body, (c) the term "ordinary course of business" means an action taken by a Person will be deemed to have been taken in the ordinary course of Seller's business if (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (iii) such action is similar in nature and magnitude to actions customarily taken without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person, (d) the term "to the knowledge of Seller," "to Seller's knowledge" or any similar term means knowledge possessed, or which should have been possessed after due inquiry in connection therewith, by the officers, and/or Active Shareholders of Seller; and (e) "to the Actual Knowledge of Seller," "to Seller's Actual Knowledge" means knowledge possessed by the officers, and/or Active Shareholders of Seller or the Active Shareholders as of the Closing Date. For the purposes of this Agreement, the following terms have the meaning set forth below:

             "ACTIVE SHAREHOLDERS" means, together, James H. Scott and Juan M. Contreras, shareholders of the Company.

             "COBRA" means the limited continued medical benefit coverage required to be provided under Section 4980B of the Code or state continuation coverage laws.

             "CODE" means the Internal Revenue Code of 1986, as amended.

             "DISCLOSURE LETTER" means the letter delivered by the Seller and the Shareholders to Buyer concurrently with the execution and delivery of this Agreement.

             "EMPLOYEE BENEFIT PLANS" means any Employee Pension Benefit Plan as defined in Section 3(2) of ERISA, "Employee Welfare Benefit Plan" (as defined in Section 3(1) of

ERISA), "multi-employer plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of Seller's or any Plan Affiliate's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement or any other benefit, program or contract.

             "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, state and local laws, rules, regulations, ordinances, orders, statutes, actions, policies and requirements relating to public health and safety, worker health and safety, pollution or protection of the environment, all as amended or hereafter amended.

             "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

             "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as the date of determination, as consistently applied by Seller.

             "HAZARDOUS SUBSTANCES" means any pollutant or contaminant (as that term is defined in 42 U.S.C. Section 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. Section 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. Sections 9601 ET SEQ. and the regulations promulgated thereunder), hazardous chemical (as that term is defined by 29 C.F.R. Section 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. Section 6903(5)), radioactive material, including without limitation any naturally occurring radioactive material, any source, special nuclear or by-product material as defined in 42 U.S.C. Sections 2011 ET SEQ., friable asbestos and asbestos containing material, regulated levels of polychlorinated biphenyls, petroleum and petroleum waste, including crude oil or any petroleum derived substance, waste or breakdown or decomposition product thereof, or any constituent of any such petroleum substance or waste, or any substance or material which because of its toxicity, corrosiveness, ignitability, reactivity or infectious characteristics may pose a threat to human health or the environment and which is subject to any Environmental and Safety Requirements.

             "PLAN AFFILIATE" means any Person or entity with which Seller constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms are defined in Section 414 of the Code.

             "PASSIVE SHAREHOLDERS" means, collectively, Robert E. Gramm Family Trust, James R. Sanger, James D. Dodson, Theodore F. Perlman Revocable Trust, Harriette L. Perlman Revocable Trust, Ruth Bender, Co. Wolcott Henry III, Nancy
C. Henry, Nancy H.

McKelvy, Alexander Henry, V. Duane Rath Estate and Charles W. Lofgren, shareholders of the Company.

             "REGISTRABLE SECURITIES" The Purchase Shares (as presently constituted) and any stock or other securities held by a Shareholder into which such Purchase Shares shall have hereafter been changed, converted or exchanged; PROVIDED, HOWEVER, that any such securities shall cease to be Registrable Securities with respect to a proposed offer or sale thereof (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement (ii) to the extent that such securities, in the opinion of counsel to Buyer are permitted to be distributed pursuant to Rule 144 under the Securities Act or (iii) they shall have ceased to be outstanding.

             "TAX" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group, as defined in Section 1504 of the Code, (or being included (or required to be included) in any Tax Return relating thereto).

             "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

      9.13 ENTIRE AGREEMENT. This Agreement and the Disclosure Letter and all Exhibits attached to the Agreement (which will be deemed incorporated in the Agreement and made a part of this Agreement) set forth the entire understanding of the parties and may be modified only by instruments signed by all of the parties.

      9.14 THIRD PARTIES. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any person, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

      9.15   INTERPRETATIVE MATTERS.  Unless the context otherwise requires,
(i) all references to Articles, Sections, the Disclosure Letter, or Exhibits are to Articles, Sections, the Disclosure Letter, or Exhibits in this Agreement,
(ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, feminine, or neuter gender will include the masculine, feminine, and neuter and (iv) the term "including" shall mean by way of example and not by way of limitation.

      IN WITNESS WHEREOF, the parties have executed this Agreement of the date first above written.


PLATINUM ENTERTAINMENT, INC.

By:   /s/ Steven Devick
   -------------------------
      Steven Devick
   Its: President and Chief Executive Officer



SCOTT ENTERTAINMENT, INC.

   /s/ Juan M. Contreras
   -------------------------
      Juan M. Contreras
    Its:  President



SHAREHOLDERS

   /s/ James H. Scott
----------------------------
      James H. Scott


   /s/ Juan M. Contreras
----------------------------
      Juan M. Contreras


Robert E. Gramm Family Trust

By:   /s/ Robert E. Gramm
   -------------------------
    Its: Trustee

   /s/ James R. Sanger
----------------------------
      James R. Sanger


   /s/ James D. Dodson
----------------------------
      James D. Dodson

Theodore F. Perlman Revocable Trust

By:   /s/ Theodore F. Perlman
   --------------------------------
      Its: Trustee


Harriet L. Perlman Revocable Trust

By:   /s/ Harriet L. Perlman
   --------------------------------
      Its: Trustee


   /s/ Ruth Bender
-----------------------------------
Ruth Bender


   /s/ C. Wilcott Henry III
-----------------------------------
C. Wolcott Henry III


   /s/ Nancy C. Henry
-----------------------------------
Nancy C. Henry


   /s/ Nancy H. McKelvy
-----------------------------------
Nancy H. McKelvy


   /s/ Alexander Henry
-----------------------------------
Alexander Henry

V. Duane Rath Estate

By:   /s/ James Dodson Agent
   --------------------------------
      Its: Trustee

   /s/ Charles W. Lofgren
-----------------------------------
Charles W. Lofgren

                                    EXHIBIT 2.2.1


                 BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is executed as of September 19, 1996, by and between Scott Entertainment, Inc., an Illinois corporation ("Seller"), and Platinum Entertainment, Inc., a Delaware corporation ("Buyer"). Capitalized terms used but not defined herein shall have the meaning ascribed them in that certain Asset Purchase Agreement dated as of September 19, 1996, by and between Seller and Buyer (the "Purchase Agreement").

      1. SALE AND ASSIGNMENT OF ASSETS. Seller, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, transfers, sells, conveys, assigns and delivers to Buyer, free of all Liens, all of Seller's right, title and interest in and to all of the Assets.

      2. ASSIGNMENT OF CONTRACTS. Seller, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns, conveys and delivers to Buyer, all of Seller's right, title and interest in and to the Contracts, to be held and enjoyed by Buyer and its successors and assigns as fully and entirely as the same would have been held by the Seller had this assignment and sale not have been made.

      3. ASSUMPTION OF CONTRACTS. Buyer hereby accepts the assignment of Contracts and assumes all of Seller's obligations relating to the Contracts.

      4. ASSUMPTION OF LIABILITIES. Buyer hereby assumes and undertakes to pay, perform and otherwise discharge all of the Assumed Liabilities.

      5. FURTHER ASSURANCES. Each party hereto shall execute, acknowledge and deliver to the other party all documents, and shall take all actions, reasonably required by such other party from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purpose of the Purchase Agreement and this Agreement.

      6. PURCHASE AGREEMENT. This Agreement is entered into pursuant to and is subject to all of the terms of the Purchase Agreement, and nothing herein shall be deemed to modify any of the representations, warranties, covenants and obligations of the parties thereunder.

      7. INTERPRETATION. In the event of any conflict or inconsistency between the terms, provisions and conditions of this Agreement and the Purchase Agreement, the terms, provisions and conditions of the Purchase Agreement shall govern.

      8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.

      9. EFFECTIVE DATE. This Agreement shall be effective as of the start of business on September 19, 1996.

      IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be duly executed as of the date first above written.

                           SCOTT ENTERTAINMENT, INC.,
                           an Illinois corporation


                           By:       /s/ Juan M. Contreras
                                  ---------------------------------------------
                                  Juan M. Contreras
                           Its:   President



                           PLATINUM ENTERTAINMENT, INC.,
                           a Delaware corporation

                           By:    /s/ Steven Devick
                                  ---------------------------------------------
                                  Steven Devick
                           Its:   President and Chief Executive Officer

                                                       September 12, 1996



Angela Sanchez
Katten Muchin & Zavis
525 W. Monroe St.
Suite 1600
Chicago, IL  60661-3693

RE:  Scott Entertainment, Inc.:  Sale of Assets to Platinum Entertainment, Inc.


     The following DISCLOSURE STATEMENT, signed by Juan M. Contreras, President of Scott Entertainment, Inc. and James H. Scott, is submitted to comply with the Seller's disclosure requirements under the above-referenced ASSET PURCHASE AGREEMENT.



                         DISCLOSURE STATEMENT



     2.2       ASSUMPTION OF LIABILITIES

               Buyer expressly agrees to assume, to the maximum amount of $100,000, the Seller's balance on its line of credit with NationsBank. Buyer expressly agrees to indemnify and hold Seller harmless from any and all liabilities, damages or expenses of any kind or nature whatsoever that may accrue to Seller as a result of Buyer's failure to pay the sum of $100,000.00 to NationsBank upon closing. Seller agrees to pay off any balance on the NationsBank line of credit in excess of $100,000.00 upon closing.

     3.1.5     ARTICLES OF INCORPORATION, BYLAWS, OFFICERS AND DIRECTORS

               The Officers and Directors of Sellers are as follows, to wit:

                    Juan Contreras - President, Secretary/Treasurer


                    Juan Contreras - Director
                    James H. Scott - Director
                    Robert E. Gramm - Director



     3.1.6     CAPITALIZATION

               The list of Seller's shareholders is as follows:

                    James H. Scott
                    Juan M. Contreras
                    Robert E. Gramm Family Trust
                    James R. Sanger
                    James D. Dodson
                    Theodore F. Perlman Rev Trust
                    Harriette L. Perlman Rev Trust
                    Ruth Bender
                    Wolcott Henry III
                    Nancy C. Henry
                    Nancy H. McKelvy
                    Alexander Henry
                    Duane Rath Estate
                    Charles W. Lofgren

     3.1.9     NO RESTRICTIONS AGAINST SALE OF ASSETS

               There are no restrictions against the sale of the assets.


     3.1.11    ABSENCE OF UNDISCLOSED LIABILITIES

               There are no undisclosed liabilities.



     3.1.12    FINANCIAL STATEMENTS

               None.

     3.1.14    CONTRACTS

               Copies of all Writer's contracts have been previously delivered to Seller. Copies of all Seller's licensing agreements are attached hereto marked Exhibit "A". The following is a list of the Writers under contract and the expiration date for each such agreement:



                    WRITER                   EXPIRATION DATE
                    ------                   ---------------

               BILLY PIERSON                 April 9, 1997
               JODY HARRIS                   March 11, 1997
               PATRICK MICHAEL LEHMBERG      November 1, 1996
               RICHARD DONAHUE               December 1, 1996
               STEVE CLARK                   November 14, 1996
               MICHAEL B. WARE               Month-to-month/terminable at will
               ROCKY WIMBERLY                "          "           "



     3.1.15    LEASED PROPERTIES

               The only real properties used in the operation of Seller's business is located at 119 17th Avenue South, Nashville, Tennessee, 37203, which is leased pursuant to an oral month to month lease agreement. The Lessor is Steve Cropper and the amount of the monthly rent is $1,700.00, which includes all utilities except telephone.

     3.1.16    PERSONAL PROPERTY


               A complete list of the personal property owned by Seller or used in Seller's business is attached hereto, marked Exhibit "B," which consist of 2 pages.


     3.1.17    LITIGATION

               Seller is a party to two matters in litigation, to wit:


                    Belinda J. Prather vs. Double J. Music Group et al., Case #96-471-I, Chancery Court for Davidson County, Tennessee;

                    The Plaintiff, Belinda J. Prather, instituted suit against the Seller for sexual harassment under the Tennessee Human Rights Act, constructive discharge, wrongful discharge, and breach of contract for failure to perform what Ms. Prather has characterized as a "BONUS AGREEMENT."

               Danny M. Wells vs. Scott Entertainment, Inc. et al., Case #96-1326-I, Chancery Court for Davidson County, Tennessee;


                    The Plaintiff, Danny M. Wells, has instituted suit against the Seller seeking a declaratory judgment that the Plaintiff's Writer's Contract has expired and has not been effectively extended by the exercise of any valid option by the Seller. The Plaintiff has summarily alleged violations of his constitutional rights, as well as negligence and fraud on the part of the Seller.


               BUYER HAS RECEIVED TRUE AND CORRECT COPIES OF THE COMPLAINTS FILED IN THE FOREGOING LISTED PROCEEDINGS.

     3.1.17.1  CLAIMS

               See 3.1.17 SUPRA.



     3.1.17.2  ORDER

               None.


     3.1.19    INTELLECTUAL PROPERTY

               A copy of Seller's catalog of musical compositions and sound recordings is attached hereto marked Exhibit "C," which consists of 5 pages. Seller's tradenames are as follows: DOUBLE J MUSIC GROUP, JOHN JUAN MUSIC, VICTORIA KAY MUSIC.

     3.1.21    CONDUCT OF SELLER'S BUSINESS

               Bonus paid to Juan Contreras in September, 1996 - $15,000.00.

     3.1.22    INSURANCE POLICIES

               Copies of the insurance policies maintained by the Seller during the previous 2 years are reflected in Exhibit "D" attached hereto, which consists of 3 pages. The Seller's Worker's Compensation insurance policy with the United States Fidelity and Guarantee, Policy No. 5114642952, expired July 13, 1996, and has not been renewed. The Seller's property Casualty Insurance on its personal property items has also lapsed and has not been renewed.


     3.1.23    ACCOUNTS RECEIVABLE

               The only accounts receivable to which Seller is entitled are pursuant to licensing agreements disclosed in Section 3.1.25 INFRA. The amounts receivable under said licensing agreements are unknown until such time as royalties are actually received by Seller/license holder.

     3.1.25    LICENSES

               Copies of all Seller's licenses are attached hereto, marked Exhibit "A."

     3.1.26    EMPLOYEES

               All non-officer employees of the Seller were granted a 5% wage increase in May, 1996. No officers, directors or employees are bound by confidential, non-compete or proprietary rights agreements adversely affecting this transaction.


     3.1.28    EMPLOYEE BENEFIT PLANS

               The Seller's group medical insurance and term life insurance is with Time Insurance Company, Policy No. 360687. No other employee benefit plans.

     3.1.31    AFFILIATE TRANSACTIONS

               None.

     3.1.32    BANK ACCOUNTS

               NationsBank, One NationsBank Plaza, Nashville, Tennessee, 37219, Account #011301-079 (Royalty Savings Account).

               NationsBank, One NationsBank Plaza, Nashville, Tennessee, 37219, Account #011301-069 (Investor Savings Account).

               Authorized person for such accounts is Juan Contreras.


                              SCOTT ENTERTAINMENT, INC.


                              BY:  /s/ JUAN CONTRERAS
                                   ------------------------------
                                   Juan Contreras, President



                                   /s/ JAMES H. SCOTT
                                   ------------------------------
                                   James H. Scott

                                     EXHIBIT 2.3

                                   ESCROW AGREEMENT


      ESCROW AGREEMENT (this "Agreement") is made and entered into as of September 19, 1996, by and among PLATINUM ENTERTAINMENT, INC., a Delaware corporation ("Buyer"), SCOTT ENTERTAINMENT, INC., an Illinois corporation ("Seller"), the James H. Scott and Juan M. Contreras, (the "Active Shareholders"), and American National Bank and Trust Company of Chicago, as Escrow Agent ("Escrow Agent").

      WHEREAS, the parties hereto are entering into this Agreement pursuant to the terms of that certain Asset Purchase Agreement dated of even date herewith (the "Purchase Agreement"), by and among Buyer, Seller, and the Active Shareholders;

      WHEREAS, pursuant to the Purchase Agreement, Seller will be receiving a certain number of Purchase Shares as part of the Purchase Price to be paid to Seller by Buyer; and

      WHEREAS, the Active Shareholders own outstanding capital of Seller and, as such, will derive substantial direct and indirect economic benefit from Seller consummating the transactions contemplated by the Purchase Agreement.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. DEFINITION OF TERMS. Terms not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement. The Escrow Agent shall not be responsible for any other provisions of the Purchase Agreement.

      2. APPOINTMENT AND ACCEPTANCE. Buyer, Seller and the Active Shareholders hereby appoint Escrow Agent as escrow agent for the purposes and upon the terms and conditions hereinafter set forth. Escrow Agent hereby accepts such appointment and agrees to serve as escrow agent as described herein.

      3. THE ESCROW DEPOSIT. On the date hereof, Buyer shall deliver to Escrow Agent for deposit in escrow pursuant to the provisions hereof, a stock certificate which stock certificate represents 13,235 shares (the number of shares equal to 15% of the Purchase Shares received by Seller pursuant to the terms of the Purchase Agreement) (the "Escrowed Shares"). The parties hereto acknowledge that upon any S-distribution of the Purchase Shares by Seller to its shareholders, the Escrowed Shares shall be transferred into the names of the Active Shareholders, with 6,617 Escrowed Shares being transferred into the name of James Scott and 6,618 Escrowed Shares being transferred into the name of Juan
M. Contreras. Such transferred shares shall remain in escrow pursuant to the terms hereof.

      4. PURPOSE OF AGREEMENT. The Seller, Active Shareholders and Buyer represent that this Agreement has been executed and the deposit of the Escrowed Shares hereunder shall be made pursuant to SECTION 2.3 of the Purchase Agreement for the purpose of paying any amounts due to Buyer pursuant to Sellers' and Active Shareholders' obligations under
SECTION 6.1 of the Purchase Agreement ("Covered Claims").

      5.     DELIVERY OF ESCROWED SHARES.  Subject to the terms set forth in
SECTION 6.1 of the Purchase Agreement, if at any time Buyer shall claim that it is entitled to all or a portion of the Escrowed Shares as a result of any Covered Claim, Buyer shall give notice of such Covered Claim (the "Notice of Claim") to Seller and the Escrow Agent. The Notice of Claim shall be an affidavit describing the event or circumstances giving rise to the Covered Claim, specifying Buyer's estimate of the reasonably foreseeable maximum amount of the alleged damages (which amount may be revised by Buyer at any time prior to the release of Escrowed Shares with respect to such Covered Claims) and certifying that the Notice of Claim is being submitted in good faith.

      If Escrow Agent shall have received a Notice of Claim from Buyer, Escrow Agent shall promptly deliver a copy thereof to Seller. Within thirty (30) calendar days ("Dispute Period") after delivery by Escrow Agent of a copy of such Notice of Claim to Seller, Seller may deliver to Escrow Agent a written notice (the "Notice of Dispute") contesting a request for payment in the Notice of Claim. The Notice of Dispute shall be an affidavit specifying the amount being disputed (the "Disputed Amount"), describing in reasonable detail the reasons for such dispute and certifying that the Notice of Dispute is being submitted in good faith. If Escrow Agent has not received a Notice of Dispute prior to the expiration of Dispute Period referred to above, then Escrow Agent shall immediately transfer to Buyer that number of Escrowed Shares having a Fair Market Value determined as of the date of transfer equal to the full amount requested in the Notice of Claim and will notify Seller of such transfer. As used herein, the term "Fair Market Value" means, with respect to each Escrowed Share, the average closing (last sale) price per share of Buyer's common stock on the trading day immediately prior to the date of determination as quoted on the Nasdaq National Market or such other national exchange or quotation system upon which Buyer's common stock is then listed or quoted and provided in writing to Escrow Agent by Buyer. If Escrow Agent has received a Notice of Dispute during the Dispute Period which contests in part a payment in the Notice of Claim, then Escrow Agent shall, following receipt of such Notice of Claim, immediately transfer to Buyer, the number of Escrowed Shares having a Fair Market Value determined as of the date of transfer equal to the amount requested in the Notice of Claim which is in excess of the Disputed Amount.

      If Escrow Agent receives a Notice of Dispute from Seller, Escrow Agent shall promptly deliver a copy of the Notice of Dispute to Buyer, and shall not deliver the portion of the Escrowed Shares constituting the Disputed Amount until Escrow Agent shall have received one of the following:

             (a) A certified copy of an order, decree or judgment issued or rendered by a court of competent jurisdiction, which order, decree or judgment has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal (a "Final Decision") with respect to the Notice of Claim which is the subject to the Notice of Dispute; or

             (b) A joint written direction executed by Buyer and Seller directing the distribution of the Escrowed Shares.

Upon receipt of either (a) or (b) above, Escrow Agent shall immediately transfer the Escrowed Shares in respect of the Disputed Amount to Buyer in accordance with the terms of such Final Decision or joint direction, as the case may be.


      6.     VOTING AND RIGHTS OF OWNERSHIP.

             (a) Except for any stock splits, stock paid in shares of capital stock of Buyer or recapitalizations declared with respect to the common stock of Buyer, any cash dividends, dividends payable in securities other than common stock or other distributions of any kind made with respect to the Escrowed Shares will be distributed by Buyer to Seller (or, as applicable, to the permitted assignees thereof on a pro rata basis). Any shares of capital stock of Buyer to be issued as a consequence of any stock split, stock dividend paid in shares of capital stock of Buyer or recapitalization shall be deemed to be included with the Escrowed Shares previously placed in escrow under this Agreement and shall be deposited by Seller or each permitted assignee thereof or on his or her behalf, into escrow along with any necessary additional assignments in blank therefor executed by Seller or each permitted assignee thereof, as applicable.

             (b) Seller or the permitted assignees thereof, as applicable, will have the right to vote, or not vote, the Escrowed Shares, or any portion thereof, deposited in escrow, so long as such Escrowed Shares are held in escrow, and Escrow Agent will take all steps necessary to allow the exercise of such rights and, at Seller's expense, Escrow Agent shall promptly forward, or cause to be forwarded, copies of any proxies, proxy statements and other soliciting materials to Seller or the permitted assignees thereof, as applicable, and Escrow Agent shall vote by proxy the applicable portion of the Escrowed Shares in accordance with any written instructions timely received from Seller or the permitted assignees thereof, as applicable. While the Escrowed Shares remain in escrow pursuant to this Agreement, Seller and the permitted assignees thereof, as applicable, will retain and will be able to exercise all other incidents of ownership of said Escrowed Shares that are not inconsistent with the terms and conditions hereof.

             (c) No Escrowed Shares or any beneficial interest therein may be pledged, sold, hedged, assigned or otherwise transferred (including by operation of law) by Seller or any permitted assignee thereof or may be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Seller and/or such permitted assignee thereof (other than as expressly contemplated by this Agreement) prior to the release from escrow of such Escrowed Shares to such party pursuant to this Agreement.

      7.     RELEASE DATE AND TERMINATION OF ESCROW.

             (a) On the first anniversary of the Closing Date (the "Release Date"), Escrow Agent shall ascertain the balance of the number of Escrowed Shares (the "Escrow Balance"), which shall equal the number of Escrowed Shares then held hereunder LESS the number of Escrowed Shares, if any, then (i) covered by a pending Notice of Claim which is subject to a Notice of Dispute as provided in SECTION 5 hereof, (ii) covered by a pending Notice of Claim which was delivered by Escrow Agent to Seller at any time prior to the Release Date, or (iii) covered by a Notice of Claim determined to be valid and no longer subject to a Notice of Dispute, but not yet transferred. On the Release Date, Escrow Agent shall deliver to Seller the Escrow Balance. If, on the Release Date, a pending Notice of Claim is subject to a Notice of Dispute as described in clause (i) above or if, after the Release Date, a pending Notice of Claim described in clause (ii) above is disputed by a Notice of Dispute in accordance with
      SECTION 5 hereof, then this Escrow Agreement shall continue in full force and effect with respect to the aggregate amount in dispute until Escrow Agent shall have been instructed as to the disposition thereof in accordance with the terms of SECTION 5. To the extent that a Notice of Claim described in clause (ii) above is not contested by a Notice of Dispute in accordance with the provisions of SECTION 5 hereof, the uncontested portion of the Notice of Claim shall be paid to Buyer immediately after the expiration of the Dispute Period referred to in
      SECTION 5. Once all requests for payment of Covered Claims have been settled and all of the Escrowed Shares have been transferred in accordance with the foregoing provisions, this Agreement and all of the obligations of the Escrow Agent hereunder shall terminate (such date being referred to herein as the "Termination Date").

             (b) Notwithstanding the foregoing, this Agreement may be terminated at any time by and upon the receipt by Escrow Agent of written notice of termination executed by Buyer and Seller directing the distribution of all property then held by Escrow Agent under and pursuant to this Agreement, and this Agreement shall automatically terminate if and when all the Escrowed Shares (and all the securities in which any of the Escrowed Shares shall have been invested) shall have been distributed by Escrow Agent in accordance with the terms of this Agreement.

      8. NOTICES. Any notices or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service, or (d) sent by facsimile transmission to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing.

             (a)    If to Seller or Active Shareholders:

                    Scott Entertainment, Inc.
                    119 Seventeenth Avenue South
                    Nashville, Tennessee 37203
                    Attention:  James H. Scott
                    Telecopy:  (312) 683-6412

                    with a copy to:

                    The Law Offices of Paul Stacey
                    202 West Willow Avenue
                    Wheaton, Illinois 60187
                    Attention:  Paul Stacey, Esq.
                    Telecopy:  (630) 462-9293


             (b)    If to Buyer:

                    Platinum Entertainment, Inc.
                    2001 Butterfield Road
                    Downers Grove, IL 60515
                    Attention:  Steven Devick
                    Facsimile: (630) 769-0049

                    with a copy to:

                    Katten Muchin & Zavis
                    525 West Monroe Street
                    Suite 1600
                    Chicago, Illinois 60661
                    Facsimile: (312) 902-1061
                    Attention:  Matthew S. Brown, Esq.

             (c)    If to Escrow Agent:
                    American National Bank and Trust Company
                           of Chicago
                    33 N. LaSalle St.
                    Corporate Trust Department
                    Chicago, Illinois 60690
                    Facsimile: (312) 661-6491
                    Attention:  Timothy P. Martin

Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three days after the date of mailing if sent by certified or registered mail, (y) the next succeeding business day after date of delivery to the overnight courier if sent by overnight courier or (z) the next succeeding business day after transmission by facsimile.

      9. ESCROW AGENT'S LIABILITY. Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Escrow Agent. In the absence of bad faith, gross negligence or wilful misconduct on its part, Escrow Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to Escrow Agent. Escrow Agent may act upon any instrument, certificate, opinion or other writing believed by it in good faith and without gross negligence to be genuine, and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of the Agreement, except for its own bad faith, gross negligence or wilful misconduct. Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. Escrow Agent may execute powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

      10. INDEMNIFICATION OF ESCROW AGENT. Buyer, Seller and the Active Shareholders hereby agree severally and jointly to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, wilful misconduct or bad faith on the part of Escrow Agent, arising out of or in connection with its entering into the Agreement, carrying out its duties hereunder and accepting the Escrowed Shares, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

      11. ESCROW AGENT TO FOLLOW INSTRUCTIONS OF BUYER AND SELLER. Notwithstanding any provision contained herein to the contrary, Escrow Agent shall at any time and from time to time take such action hereunder with respect to the Escrowed Shares as shall be directed in writing by Buyer and Seller, provided that Escrow Agent shall first be indemnified to its satisfaction with respect to any of its costs or expenses which might be involved.

      12. RESIGNATION OF ESCROW AGENT. Escrow Agent, or any successor, may resign at any time upon giving written notice, thirty (30) days before such resignation shall take effect, to Buyer and Seller. In the event Escrow Agent shall resign or be unable to serve, it shall be succeeded by such bank or trust company as Buyer and Seller shall appoint, or if no appointment is made, by a bank or trust company appointed by a court of competent jurisdiction. In the absence of a successor so appointed by Buyer and Seller, Escrow Agent may petition such a court to appoint a successor escrow agent. The resigning escrow agent shall transfer to its successor all monies, securities and investments then held subject to this escrow and all pending notices, instructions and directions then in its possession, and shall thereupon be discharged, and the successor shall thereupon succeed to all the rights, powers and duties and shall assume all of the obligations of the resigning escrow agent.

      13.    ESCROW AGENT'S FEE AND EXPENSES, ETC..

             (a) Escrow Agent shall be entitled to a $2,000.00 annual fee, which annual fee shall be prorated to the date of termination of this Agreement, for services rendered and for reimbursement of extraordinary expenses incurred in performance of its duties which expenses are not included in said fee. Such fees and expenses shall be divided equally between the Buyer, on one hand and Seller, on the other hand.

             (b) In case said property shall be attached, garnished, or levied upon any court order, or the delivery thereof shall be stayed or enjoined by an order of court, or any order, judgement or decree shall be made or entered by any court order affecting the property deposited under this Agreement, or any part thereof, Escrow Agent is hereby expressly authorized in its sole direction, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in case Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

             (c) In case said Escrow Agent becomes involved in litigation on account of this deposit or of this Agreement, it shall have the right to retain counsel and shall have a lien on the property deposited hereunder for any and all costs, attorneys' and solicitors' fees, charges, disbursements, and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the parties hereto jointly and severally agree to pay to said Escrow Agent on demand, its reasonable charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation.

             (d) In case conflicting demands are made upon it for any situation not addressed in this Agreement, Escrow Agent may withhold performance of this escrow until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.

             (e) The parties acknowledge that Escrow Agent will have no obligations or responsibilities with respect to tax reporting of the parties.

      14. SUCCESSORS. The obligations imposed and the rights conferred by this Escrow Agreement shall be binding upon and inure to the benefit of the respective heirs (including estates), successors and permitted assigns of the parties hereto, but will not be assignable or delegable by any party without the prior written consent of the other parties.

      15. GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to principles of conflicts of law.

      16. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein.

      17. AMENDMENT. This Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed by Buyer, the Active Shareholders and Escrow Agent.

      18. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of Escrow Agent, shall be the successor of Escrow Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

      19. ENFORCEABILITY. If any provision of the Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Escrow Agreement, and the Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

      20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed on original and all of which together shall constitute one and the same instrument.

      21. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

                              [INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused the this Agreement to be signed as of the date first above written.

                                         SELLER:

                                         SCOTT ENTERTAINMENT, INC.



                                            /s/ Juan M. Contreras
                                         --------------------------------------
                                                       Juan M. Contreras
                                         Its:   President


                                         ACTIVE SHAREHOLDERS:


                                            /s/ James H. Scott
                                         --------------------------------------
                                                       James H. Scott


                                            /s/ Juan M. Contreras
                                         --------------------------------------
                                                       Juan M. Contreras


                                         BUYER:

                                         PLATINUM ENTERTAINMENT, INC.


                                            /s/ Steven Devick
                                         --------------------------------------
                                                       Steven Devick
                                         Its: President and Chief Executive
                                         Officer


                                         ESCROW AGENT:

                                         AMERICAN NATIONAL BANK AND TRUST
                                                COMPANY OF CHICAGO, AS ESCROW
                                                AGENT

                                         By:   /s/ Timothy P. Martin
                                            -----------------------------------
                                                Its: Assistant Vice President
                                                    ---------------------------

                                     EXHIBIT 2.5

                             ALLOCATION OF PURCHASE PRICE


1. The Assumed Liabilities will be allocated based on the amount assumed by Buyer, on a dollar for dollar basis.

2. The $50,000 payment to James H. Scott shall be allocated, in total, to the Noncompetition Agreement.

3.    The value of the Purchase Shares shall be allocated as follows:

             (a)    To cash equivalents on a dollar for dollar basis;

             (b)    To prepaids and deposits on a dollar for dollar basis;

             (c) To net accounts receivable based on amounts outstanding at Closing;

             (d) To net fixed assets based on the assessed fair market value of such assets; and

             (e) The remainder of the Purchase Price shall be allocated to copyrights.

             This allocation assumes that all writer advances will be fully reserved.

                                     EXHIBIT 2.6

                              NON-COMPETITION AGREEMENT


      This NON-COMPETITION AGREEMENT (the "Agreement") is made as of this 19th day of September, 1996 by and between JAMES H. SCOTT ("Shareholder") and PLATINUM ENTERTAINMENT, INC., a Delaware corporation ("Buyer").

      WHEREAS, on the date of this Agreement, Buyer is buying substantially all of the assets and business (the "Asset Purchase") of Scott Entertainment, Inc., an Illinois corporation ("Scott"), pursuant to an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement"); and

      WHEREAS, Shareholder is a principal shareholder and member of the Board of Directors of Scott and has intimate and detailed knowledge of the operations of Scott; and

      WHEREAS, the execution of this Agreement is a condition to the closing of the Asset Purchase;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

      A. SHAREHOLDER'S ACKNOWLEDGEMENT. Scott has been engaged in the business of music publishing (the "Business"). Shareholder acknowledges that, as a result of his long-term relationship with and position as a shareholder and board member of Scott, he has developed knowledge about the business of Scott that is special, unique, and of intellectual character. Such knowledge includes information concerning operation of Scott's business, its contracts with artists and songwriters, its techniques, copyrights, and other assets. Such business information is considered confidential and proprietary by Scott and Buyer and will, upon consummation of the Asset Purchase constitute valuable assets of Buyer, the value of which would be destroyed by its use in competition with Buyer.

      B. SHAREHOLDER COVENANTS. In light of the foregoing, the additional monetary benefit accruing to Shareholder by virtue of the consummation of the Asset Purchase, and as an inducement to Buyer to consummate the Asset Purchase, Shareholder is agreeing to the covenants set forth in this Agreement. Shareholder acknowledges that compliance with these covenants will not preclude him from earning a living and supporting his family during the Restricted Period. Accordingly, Shareholder hereby agrees as follows:

             (a) NON-COMPETITION COVENANTS. Shareholder will NOT, during the Restricted Period (as defined below), anywhere within the United States, and specifically in Nashville, Tennessee and its greater metropolitan area, (the "Restricted Territory"), directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant, or otherwise):

                    (i) perform services for, or engage in, the Business in any capacity;

                    (ii) except on behalf of Buyer, solicit any person or entity who is now or was at any time during the eighteen months prior to the intended solicitation, an artist, songwriter, customer or distributor of Buyer or Scott for the sale, publication or distribution of any music or any products relating to the Business; or

                    (iii) solicit for employment any person who is, or was at any time during the eighteen months prior to the intended solicitation, an employee of Scott.

The term "Restricted Period" shall mean the period commencing on the date hereof and continuing thereafter until fifteen months from the date hereof. Nothing contained in Section 2(b) above shall be construed to prevent Shareholder from investing in the stock of any company which operates in the Business (including House of Blues Records, Inc.), but only if Shareholder (i) is solely a passive investor, (ii) and is not involved in any manner in any aspect of the business or operations of said corporation and (iii) if Shareholder and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of 4.9 percent of the stock of such corporation.

             (b) NEGATIVE COMMENT COVENANT. Shareholder will NOT, at anytime, make any statements, whether orally or in writing, which would bring disrepute to Buyer or Scott, their products or services, or otherwise hinder the business prospects thereof.

      3. CONSIDERATION. Shareholder agrees that the $45,000 payable to him under the Asset Purchase Agreement and the material benefits accruing to him as a result of the Asset Purchase are in consideration for Shareholder's abiding by the covenants set forth in Section 2 of this Agreement,

      4. SCOPE/SEVERABILITY. The parties acknowledge that the businesses of Buyer and Scott are and will be national and international in scope and thus the covenants in Section 2 would be particularly ineffective if the covenants were to be limited to a particular geographic area of the United States. If any court of competent jurisdiction at any time deems the Restricted Period unreasonably lengthy, or the Restricted Territory unreasonably extensive, or any of the covenants set forth in Sections 2(a) or (b) not fully enforceable, the other provisions of Section 2, and this Agreement in general, will nevertheless stand and to the full extent consistent with law continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Restricted Period be deemed to be the longest period permissible by law, but not in excess of the length provided for in Section 2(a), and the Restricted Territory be deemed to comprise the largest territory permissible by law under the circumstances).

      5. EQUITABLE REMEDIES. Shareholder acknowledges and agrees that the agreements and covenants set forth in this Agreement are reasonable and necessary for the protection of Buyer's and Scott's business interests, that irreparable injury will result to Buyer and Scott if Shareholder breaches any of the terms of these agreements and covenants, and that in the event of the Shareholder's actual or threatened breach of any covenant set forth in Section 2, Buyer will have no adequate remedy at law. Shareholder accordingly agrees that in the event of any actual or threatened breach by him of such covenant, Buyer will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Agreement will be construed as prohibiting Buyer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that Buyer is able to prove.

      6. INDEPENDENT COVENANTS. Each of the covenants in Section 2 will be construed as independent of any other covenant or provision in Section 2 or in any other part of this Agreement.

      7. REPRESENTATIONS OF SHAREHOLDER. Shareholder represents and warrants to Buyer that he has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform his obligations hereunder.

      8. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois without regard to conflicts of law principles.

      9. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

      10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.

      11. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties, and supersedes and preempts all prior oral or written understandings and agreements, with respect to the subject matter hereof, except as otherwise expressly set forth in the Asset Purchase Agreement.

      IN WITNESS WHEREOF, Shareholder and Buyer have executed this Agreement as of the date first written above.


                                         PLATINUM ENTERTAINMENT, INC.



   /s/ James H. Scott                    By:       /s/ Steven Devick
--------------------------------                -------------------------------
James H. Scott                           Its:      CEO
                                                -------------------------------

                                 LICENSING AGREEMENTS


1. Agreement by and between Victoria Kay Contreras and Juan M. Contreras, Partners, d/b/a/ Victoria Kay Music and

2.    American society of Composers, Authors & Publishers, dated June 4, 1992.

3. Agreement by and between Juan M. Contreras, d/b/a John Juan Music and Broadcast Music, Inc. (BMI), dated January 17, 1990.

4. Mechanical License Agreement by and between John Juan Music and EMI Music Canada, dated March 13, 1995 regarding "Desperate Measures."

5. Mechanical License Agreement by and between Victoria Kay Music and Sound Source, dated January 8, 1996 regarding "Check Yes or No."

6. Mechanical License Agreement by and between Victora Kay Music and Pocket Songs, dated January 8, 1996 regarding "Check Yes or No."

7. Mechanical License Agreement by and between Victoria Kay Music and Patricia Blair/ MCA Music Entertainment Group, dated September 28, 1995 regarding "Check Yes or No."

8. Mechanical License Agreement by and between Victoria Kay Music and Angela Longo, dated March 12, 1996 regarding "Check Yes or No."

9. Music License Agreement by and between Victoria Kay Music and John Juan Music and The Martin Agency, as agent for Wrangler, dated August 10, 1995 regarding "Check Yes or No."

10. Mechanical License Agreement by and between Victoria Kay Music and Atlantic Records, dated May 30, 1995 regarding "I'm on Your Side."

11. Mechanical License Agreement by and between John Juan Music and Patricia Blair/MCA Music Entertainment Group, dated April 12, 1995 regarding "Love a Little Stronge."

12. Mechanical License Agreement by and between Jon Juan Music and Ken Batchelor/MCA Records, dated September 7, 1995 regarding "Love a Little Stronger."

13. Mechanical License Agreement by and between John Juan Music and The Music Maestro, dated August 30, 1995 regarding "Love a Little Stronger."

14. Mechanical License Agreement by and between John Juan Music and Sound Source, dated February 27, 1995 and received March 24, 1995 regarding "Love a Little Stronger."

15. Mechanical License Agreement by and between John Juan Music and Moseley Enterprises, dated March 8, 1995 regarding "Love a Little Stronger."

16. Mechanical License Agreement by and between John Juan Music and BMG Entertainment, dated May 6, 1996 regarding "Love a Little Stonger."

17. Mechanical License Agreement by and between John Juan Music and BMG Music Canada, dated March 26, 1996 regarding "Love a Little Stronger."

18. Mechanical License Agreement by and between John Juan Music and Vanguard Records dated March 29, 1995, regarding "Love a Little Stronger".

19. Mechanical License Agreement by and between John Juan Music and Honest Entertainment Group, dated May 18, 1995 regarding "That Was the One."

20. Mechanical License Agreement by and between John Juan Music and Rep-Con, dated June 27, 1994 regarding "Give it a Push."

21. Mechanical License Agreement by and between John Juan Music and The Atlantic Group, dated January 9, 1995 regarding "That Ol' Train."

22. Mechanical License Agreement by and between John Juan Music and Sony Music dated, March 12, 1996 regarding "You're Backin' Up."

23. Mechanical License Agreement by and between Victoria Kay Music and Zion Music Group, dated January 8, 1996 regarding "Jimmy and Jesus."

24. Mechanical License Agreement by and between Victoria Kay Music and Sun Entertainment Corporation, dated July 20, 1994 regarding
      "Honkytonkville."

25. Mechanical License Agreement by and between Victoria Kay Music and Pageant Tapes, Inc./Express Trax, dated April 4, 1995 regarding "You Can't Make a Heart Love Somebody."

26. Mechanical License Agreement by and between Victoria Kay Music and Pocket Songs, dated January 8, 1996 regarding "You Can't Make a Heart Love Somebody."

27. Mechanical License Agreement by and between Victoria Kay Music and Sound Source, dated February 27, 1995 regarding "You Can't Make a Heart Love Somebody."

28. Mechanical License Agreement by and between Victoria Kay Music and MCA Records Canada, a division of MCA Canada Ltd., dated October 24, 1994 regarding "You Can't Make a Heart Love Somebody."

29. Mechanical License Agreement by and between Victoria Kay Music and MCA Records, dated January 16, 1994 and January 1995 regarding "You Can't Make a Heart Love Somebody."

30. Mechanical License Agreement by and between Victoria Kay Music and Image Marketing, c/o MCA Music Entertainment Group, dated March 16, 1995 regarding "You Can't Make a Heart Love Somebody."